UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	11:00 a.m., local time, on Wednesday, December 12, 2024

PLACE:	Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS:	1.	To elect five directors, each for a term of one year.

	2.	To conduct an advisory vote on executive compensation.

	3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

	4.	To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record as of the close of business in New York, New York on October 18, 2024.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING IN-PERSON ADMISSION:	If you were a stockholder of record as of the close of business in New York, New York on October 18, 2024, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of October 18, 2024 with you to the Annual Meeting, as well as a form of personal photo identification. The Company requests that any stockholder seeking to attend the Annual Meeting in person first email the Company’s investor relations department at invest@idt.net to RSVP.

ANNUAL MEETING DIRECTIONS:	You may request directions to the Annual Meeting via email at invest@idt.net or by calling IDT Investor Relations at (973) 438-3838.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE IDT CORPORATION STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 12, 2024:

The Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report are available at:

www.idt.net/investors-and-media

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey

November 1, 2024

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business in New York, New York on October 18, 2024, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 12, 2024 at 11:00 a.m., local time, at the offices of IDT, 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about November 7, 2024.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, New York on October 18, 2024 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,248,011 shares outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock and 23,673,685 shares of Class B Common Stock. The remaining shares issued (which are not deemed to be outstanding), consisting of 1,698,000 shares of Class A Common Stock and 4,555,007 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast have voted in favor of any proposal.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of shares of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (or “SEC”), the Board of Directors did not know of any other matters to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the outstanding Class A Common Stock and Class B Common Stock (voting together and excluding the shares owned by the Company as those shares are not considered to be outstanding), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 2). This means that the number of votes cast “for” a director nominee or Proposal No. 2 must exceed the number of votes cast “against” that director nominee or Proposal No. 2, respectively. Abstentions are not counted as votes “for” or “against” a nominee or Proposal No. 2. Proposal No. 3 asks stockholders to express a preference, on an advisory basis, among three possible choices - as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years. Accordingly, abstentions will not be counted as expressing any preference. This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 3) or on any stockholder proposal or other matter raised at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report and/or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2024 refers to the Fiscal Year ended July 31, 2024).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at https://www.idt.net/investors-and-media/governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman and Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee and Nominating Committee, each of which is comprised entirely of independent directors.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the voting members of the Board of Directors, and each member of the Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at https://www.idt.net/investors-and-media/governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange’s definition of “independence.” The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.	During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.	During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.	(a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.	Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.	The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax-exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

In addition, all members of the Company’s Audit Committee must meet the independence requirements of the Securities Exchange Act of 1934, as amended.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Michael Chenkin, Eric F. Cosentino, Irwin Katsof and Judah Schorr is independent in accordance with the Corporate Governance Guidelines and Section 2014.10A-3 of the Securities Exchange Act of 1934 and, thus, that a majority of the current voting members of the Board of Directors, a majority of the director nominees, and each current member of the Audit, Compensation, Corporate Governance and Nominating Committees is independent. As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company and who is deemed independent by the Board of Directors. Therefore, none of Howard S. Jonas, Bill Pereira or Elaine S. Yatzkan is a non-employee director. None of the non-employee directors had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1—Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills, including as to personal factors of nominees and the diverse perspectives that nominees may bring to their service on the Board, that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-employee directors, by contacting the Lead Independent Director (currently Eric F. Cosentino); and (iii) the Audit, Compensation, Corporate Governance or Nominating Committees of the Board of Directors, by contacting the respective chairmen of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chairman, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors, to the Lead Independent Director, who will, in turn, relay such correspondence to the other non-employee directors, and (iii) intended for the Audit, Compensation, and/or Corporate Governance Committees, to the Chairmen of such committees, who will, in turn, relay such correspondence to the members of the applicable committee(s).

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

●	Obscene materials;

●	Unsolicited marketing or advertising material or mass mailings;

●	Unsolicited newsletters, newspapers, magazines, books and publications;

●	Surveys and questionnaires;

●	Resumes and other forms of job inquiries;

●	Requests for business contacts or referrals;

●	Material that is threatening or illegal; or

●	Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

●	Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

●	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held four regularly scheduled meetings and a total of nine meetings in Fiscal 2024. In Fiscal 2024, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors on which each such director served.

Directors are encouraged to attend the Company’s annual meeting of stockholders. All of the current members of the Board of Directors attended the 2023 annual meeting of stockholders either in person or via video/telephonic conference.

Board of Directors Leadership Structure and Risk Oversight Role

Howard S. Jonas has served as Chairman of the Board since the Company’s inception and has served as Chairman, an executive officer position, since September 2022. From October 2009 through December 2013, he also served as Chief Executive Officer. On January 1, 2014, Shmuel Jonas, who served as the Company’s Chief Operating Officer from June 2010 through December 2013, was elected as Chief Executive Officer of the Company. Howard S. Jonas is Chairman of the Board and provides overall leadership to the Board of Directors in its oversight function. An important purpose of the risk management and oversight roles of the Audit, Compensation, Corporate Governance and Nominating Committees discussed below, which are comprised solely of independent directors, is to provide an appropriate and effective balance to the Chairman of the Board role.

The Company’s Eighth Amended and Restated By-Laws enable the Board of Directors to appoint one or more ex-officio (non-voting) directors. Since March 24, 2021, Bill Pereira has served as an ex-officio (non-voting) member of the Board of Directors.

The Board of Directors selects the Chairman of the Board at the annual meeting of the Board of Directors, which occurs promptly after the Annual Meeting.

Section 303A.03 of the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines require that the independent directors of the Company meet privately without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Eric F. Cosentino, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since December 17, 2009. The Board of Directors determined that the role of Lead Independent Director is important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments in private executive sessions to review and monitor their respective continued effectiveness.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. With the oversight of the Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

The Audit Committee

The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media/governance, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee consists of Mr. Chenkin (Chairman), Rev. Cosentino and Dr. Schorr. The Audit Committee held eight meetings during Fiscal 2024. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, (ii) all of the members of the Audit Committee are financially literate and (iii) that Mr. Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the 2015 Stock Option and Incentive Plan (the “2015 Plan”), the 2024 Equity Incentive Plan (the “2024 Plan”) and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock options, restricted stock, deferred stock units and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Rev. Cosentino (Chairman), Mr. Chenkin and Dr. Schorr. The Compensation Committee held eight meetings during Fiscal 2024. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media/governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and considers them as some of the factors when determining the amounts of annual bonuses to be awarded to executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.” No executive officer of the Company served in Fiscal 2024 or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interest of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the annual self-evaluations of the Board of Directors, the Audit Committee, the Corporate Governance Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Rev. Cosentino (Chairman), Mr. Chenkin and Dr. Schorr. The Corporate Governance Committee held seven meetings in Fiscal 2024. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media/governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Rev Cosentino (Chairman) and Dr. Schorr. The Board of Directors has determined that both of the members of the Nominating Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://www.idt.net/investors-and-media/governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held three meetings in Fiscal 2024.

FISCAL 2024 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2024 was comprised of equity compensation, consisting of awards of restricted shares of Class B Common Stock, and cash compensation.

Director Equity Grants

During Fiscal 2024, pursuant to the 2015 Plan, each non-employee director of the Company received, on January 5, 2024, an automatic grant of 1,476 restricted shares of Class B Common Stock, which vested in full immediately upon grant, and which had a value of $50,000 based on the average of the high and the low stock trading prices of Class B Common Stock on the trading day immediately prior to the grant date. A new non-employee director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amount specified above, pro-rated based on the calendar quarter of the year in which such person became a director. The stock is granted on a going-forward basis before the director completes his or her service for the calendar year. All such grants of stock to non-employee directors are subject to certain terms and conditions described in the 2015 Plan.

Board of Directors Retainers

Each non-employee director of the Company receives an annual cash retainer of $50,000. Such retainer is paid in equal quarterly payments provided the non-employee director attended at least 75% of the regularly scheduled meetings of the Board of Directors that quarter. The annual cash retainer is pro-rated (by calendar quarter based on the calendar quarter when service on the Board of Directors began or ended) for non-employee directors who join the Board of Directors or depart from the Board of Directors during the calendar year, if such director attended 75% of the regularly scheduled meetings of the Board of Directors for such quarter. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the retainer in the case of mitigating circumstances.

Committee Fees

Directors do not receive fees for committee service.

Lead Independent Director

The Lead Independent Director receives an additional annual cash retainer of $50,000, paid in equal quarterly amounts upon the completion of each quarter of service. Eric F. Cosentino has served as the Lead Independent Director since December 17, 2009.

Fiscal 2024 Director Compensation Table

The following table lists Fiscal 2024 compensation for any person who served as a non-employee director during Fiscal 2024. This table does not include compensation to Howard S. Jonas, Bill Pereira or Elaine S. Yatzkan, as they are not non-employee directors and do not receive any compensation for service as members of the Board of Directors.

Name	Dates of Board Service During Fiscal 2024	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)
Michael Chenkin	08/01/2023–07/31/2024	50,000	(1)	50,169	(3)	0	100,169
Eric F. Cosentino	08/01/2023–07/31/2024	100,000	(2)	50,169	(3)	0	150,169
Judah Schorr	08/01/2023–07/31/2024	50,000	(3)	50,169	(3)	0	100,169

(1)	Represents the annual Board of Directors retainer earned in Fiscal 2024.

(2)	Consists of (a) $50,000, which represents the annual Board of Directors retainer earned in Fiscal 2024 and (b) $50,000, which represents the Lead Independent Director Fee earned in Fiscal 2024.

(3)	Represents the grant date fair value of an award of 1,476 restricted shares of Class B Common Stock on January 5, 2024, computed in accordance with FASB ASC Topic 718.

As of July 31, 2024, non-employee directors held the following shares of Class B Common Stock granted for their service as directors. Non-employee directors did not hold any options to purchase shares of the Company’s capital stock as of July 31, 2024.

Name	Class B Common Stock
Michael Chenkin	41,514
Eric F. Cosentino	551
Judah Schorr	70,386

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee at its next regularly scheduled meeting. The Corporate Governance Committee will evaluate all options available, including approval, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following ongoing Related Person Transactions were approved in accordance with the policy described above:

There is a father/son relationship between Howard S. Jonas, Chairman and Chairman of the Board, and Shmuel Jonas, Chief Executive Officer. Howard Jonas owns a controlling interest in the Company. Howard Jonas’ and Shmuel Jonas’ total compensation during Fiscal 2024 are set forth in the Summary Compensation Table of the Proxy Statement.

There is a brother/sister relationship between Howard S. Jonas, and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President. Howard Jonas’ total compensation during Fiscal 2024 is set forth in the Summary Compensation Table of the Proxy Statement. Joyce Mason’s total compensation during Fiscal 2024 was $405,000.

On October 28, 2011, the Company spun off its subsidiary, Genie Energy Ltd. (“Genie”). In connection with the spin-off, the Company and Genie entered into a Transition Services Agreement, dated October 28, 2011 (the “Genie TSA”), pursuant to which the Company provides certain services to Genie, for which Howard S. Jonas serves as the Chairman of the Board and owns a controlling interest, and for which Michael Stein, his son-in-law, is the Chief Executive Officer. The services under the Genie TSA include, but are not limited to, services relating to human resources, employee benefits administration, system support and treasury, tax, facilities, investor relations and legal. Furthermore, the Company granted Genie a license to use the IDT name for its Retail Energy Provider business. Genie paid the Company a total of approximately $1,097,433 for services provided by the Company pursuant to the Genie TSA during Fiscal 2024. As of July 31, 2024, Genie owed the Company approximately $228,149 for such services. Additionally, Genie provided human resource, legal and administrative services to the Company pursuant to the Genie TSA. The Company paid Genie a total of approximately $210,343 for services provided to the Company by Genie pursuant to the Genie TSA during Fiscal 2024. As of July 31, 2024, the Company owed Genie approximately $20,322 for such services.

On June 1, 2016, the Company spun off its subsidiary, Zedge, Inc. (“Zedge”). Zedge and the Company entered into a Transition Services Agreement (the “Zedge TSA”), effective June 1, 2016. This constitutes a Related Person Transaction because Howard S. Jonas is a director and Vice Chairman of Zedge and his son, Michael Jonas, is the Chairman of the board of directors, Executive Chairman, and the controlling stockholder of Zedge. Pursuant to the Zedge TSA, the Company provides legal services to Zedge. Zedge paid the Company a total of $125,000 for legal services provided by the Company pursuant to the Zedge TSA during Fiscal 2024. In addition, the Company paid Zedge $81,000 for consulting services provided to the Company by a Zedge employee. As of July 31, 2024, Zedge owed the Company $2,000.

On March 26, 2018, the Company spun off its subsidiary, Rafael Holdings, Inc. (“Rafael”). In connection with the spin-off, the Company and Rafael entered into a Transition Services Agreement, dated March 26, 2018 (the “Rafael TSA”), pursuant to which the Company provides certain services to Rafael, for which Howard S. Jonas serves as the Chairman of the board of directors and owns a controlling interest. The services include, but are not limited to, administrative, tax, and legal. The Company billed Rafael a total of $296,232 under the Rafael TSA during Fiscal 2024. As of July 31, 2024, Rafael owed the Company $69,516.

The Company occupies approximately 57,000 square feet in a building located at 520 Broad St, Newark, New Jersey and has parking rights in an associated garage located across the street at 36 Atlantic Street, Newark, New Jersey, both of which were previously owned by Rafael. On August 22, 2022, Rafael sold the building and parking garage to an unrelated third party. The Company’s lease in that building continues with the new owner. The Company leases office space in Jerusalem, Israel from Rafael. The Company paid Rafael $127,072 for office rent during Fiscal 2024. As of July 31, 2024, IDT owed Rafael $331,861 for office rent.

On July 30, 2024, Alexander Mason, son of Joyce Mason, entered into an Exchange and Option Agreement with the Company pursuant to which he exchanged 127,500 shares of National Retail Solutions, Inc., a subsidiary of the Company, for 10,976 shares of Class B Common Stock of the Company (valued at $395,250).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership as of the close of business on October 18, 2024, of Class A Common Stock and Class B Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock or the Class B Common Stock, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers for Fiscal 2024 (who are listed under Executive Compensation below), and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on October 18, 2024 and all shares are owned directly. Percentage ownership information is based on the following amounts of issued and outstanding shares: 1,574,326 shares of Class A Common Stock and 23,673,685 shares of Class B Common Stock. The percentage ownership numbers reported below for Class B Common Stock assume the conversion of all 1,574,326 currently outstanding shares of Class A Common Stock into shares of Class B Common Stock on a one-for-one basis. In computing the number of shares of Class B Common Stock beneficially owned by a person and the percentage ownership of that person, we considered shares of Class B Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty days of October 18, 2024 and Class B Common Stock issuable upon the vesting of deferred stock units within sixty days of October 18, 2024 to be outstanding and to be owned by the applicable person.

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power δ
Howard S. Jonas 520 Broad Street Newark, NJ 07102	1,574,326	100%	2,645,373	(1)	17.8%	70.3%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055			1,430,990	(2)	6.0%	2.0%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746			1,204,247	(2)	5.1%	1.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355			1,216,941	(2)	5.1%	1.7%

Shmuel Jonas			178,779	(3)	*	*
Bill Pereira			43,494	(4)	*	*
Marcelo Fischer			39,315	(5)	*	*
Menachem Ash			62,379	(6)	*	*
David Wartell			19,064	(7)	*	*
Michael Chenkin			41,514		*	*
Eric F. Cosentino			551		*	*
Irwin Katsof			—		—	—
Judah Schorr			127,518	(8)	*	*
Elaine S. Yatzkan			—		—	—
All directors, Named Executive Officers and other executive officers as a group (13 persons)	1,574,326	100%	4,818,939	(9)	20.4%	71.2%

*	Less than 1%.

δ	Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options as option holders have no voting rights related to the shares underlying the options.

(1)	Consists of: (a) 80 shares of Class B Common Stock held directly; (b) 197,641 shares of Class B Common Stock owned by the Jonas Foundation; (c) 1,811,711 shares of Class B Common Stock owned by the Howard S. Jonas 2019 Remainder Trust; (d) 78,016 shares of Class B Common Stock owned by the Howard S. Jonas 2022 Annuity Trust I; (e) 342,779 shares of Class B Common Stock owned by Chartwell Holding, LLC; (f) 211,269 shares of Class B Common Stock held by the Debbie Jonas 2018 Dynasty Trust; and (g) 3,877 shares of Class B Common Stock held by Howard S. Jonas in his IDT Corporation 401(k) Plan account as of September 30, 2024.

Does not include: (a) 285,488 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares; (b) an aggregate of 3,774,965 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not exercise or share voting or investment control over these shares, (c) 160,000 shares of Class B Common Stock owned by the 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity); (d) 1,574,326 shares of Class A Common Stock (which are convertible into Class B Common Stock) owned directly; (e) shares representing 3.1% of the outstanding common stock of net2phone 2.0, Inc., a subsidiary of the Company; or (f) shares representing 2.4% of the outstanding common stock of National Retail Solutions, Inc., a subsidiary of the Company.

(2)	According to the applicable Schedule 13G as filed by the applicable beneficial owner.

(3)	Consists of (a) 172,166 shares of Class B Common Stock owned directly, (b) 5,057 shares of Class B Common Stock held by a trust for the benefit of Shmuel Jonas; and (c) 1,556 shares of Class B Common Stock owned by Shmuel Jonas’ wife. Does not include (a) 649,106 shares of Class B Common Stock owned by trusts for the benefit of Shmuel Jonas, which are controlled by an independent trustee, as Shmuel Jonas does not share investment control of such shares; (b) shares representing 2.6% of the outstanding common stock of net2phone 2.0, Inc., a subsidiary of the Company; or (c) shares representing 7.2% of the outstanding common stock of National Retail Solutions, Inc., a subsidiary of the Company.

(4)	Consists of (a) 40,000 shares of Class B Common Stock owned directly, and (b) 3,494 shares of Class B Common Stock held by Mr. Pereira in his IDT Corporation 401(k) Plan account as of September 30, 2024. Does not include shares representing 0.3% of the outstanding common stock of net2phone 2.0, Inc., a subsidiary of the Company.

(5)	Consists of (a) 36,190 shares of Class B Common Stock owned directly, and (b) 3,125 shares of Class B Common Stock held by Mr. Fischer in his IDT Corporation 401(k) Plan account as of September 30, 2024.

(6)	Consists of (a) 43,504 shares of Class B Common Stock owned directly, (b) 16,000 restricted shares of Class B Common Stock that vest, and vest in full, only if the Class B Common Stock closes above $50 per share for 10 consecutive trading days prior to February 25, 2025, and (c) 2,875 shares of Class B Common Stock held by Mr. Ash in his IDT Corporation 401(k) Plan account as of September 30, 2024.

(7)	Consists of (a) 11,064 shares of Class B Common Stock owned directly and (b) 8,000 restricted shares of Class B Common Stock that vest, and vest in full, only if the Class B Common Stock closes above $50 per share for 10 consecutive trading days prior to February 25, 2025.

(8)	Consists of (a) 120,386 shares of Class B Common Stock owned directly, (b) 7,000 shares of Class B Common Stock held in the Schorr Family Trust, and (c) 132 shares of Class B Common Stock in his personal IRA.

(9)	Consists of the shares set forth above with respect to the Named Executive Officers and directors, and the following shares of Class B Common Stock beneficially owned by other executive officers of the Company: (a) 78,026 shares of Class B Common Stock held by other executive officers and their immediate families; (b) 7,204 shares of Class B Common Stock held by other executive officers in their respective IDT Corporation 401(k) Plan accounts as of September 30, 2024; and (c) 1,396 shares of Class B Common Stock purchased through the Company’s Employee Stock Purchase Program held by an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2024, except for a late Form 4 filed for Shmuel Jonas (January 2, 2024) and a late Form 3 filed for Elaine Yatzkan (January 26, 2024).

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2024 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in IDT’s 2024 Proxy Statement.

Eric Cosentino, Chairman

Michael Chenkin

Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of our financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which we refer to as the Form 10-K. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in the Form 10-K. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the Compensation Committee of our board of directors to: (i) oversee our general compensation policies; (ii) determine the base salary and bonus, if any, to be paid each year to each of our executive officers; (iii) oversee our compensation policies and practices as they relate to our risk management; and (iv) determine the compensation to be paid each year to our non-employee directors for service on our board of directors and the various committees of our board of directors. In addition, the Compensation Committee administers our Stock Option and Incentive Plans with respect to restricted stock, stock options or other equity-based awards. Further, from time to time, certain individuals have received grants of equity in certain of our subsidiaries and any grants in subsidiaries to our executive officers must be approved by the Compensation Committee. Shares of restricted stock are granted to our non-employee directors automatically on an annual basis under our 2015 Plan and 2024 Plan, and under other policies adopted by the Board and Compensation Committee.

Elements of Compensation

The three broad components of our executive officer compensation are annual base salary, annual bonus awards, and long-term equity-based incentive awards, including awards that may have time and performance-based vesting conditions and that may present the recipient with additional growth opportunities through decisions to remain at risk related to continued employment. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers, as well as for the Company, in the context of our overall compensation policy. Additionally, the Compensation Committee, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are approved by the Compensation Committee in each fiscal year. The Compensation Committee believes that our current compensation plans are serving their intended purposes and are functioning reasonably. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

Compensation Structure, Philosophy and Process

Our executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with the short-term and long-term goals of the Company and with the best interests of our stockholders. Our compensation philosophy is to provide sufficient compensation to attract the individuals necessary to meet our current needs and planned organic growth and changes in operations, as well as for the business units that represent longer-term growth initiatives and provide them with the proper incentives to motivate those individuals to perform their duties and execute their roles in order to achieve our long-term plans.

The base salary that we pay to each of our Named Executive Officers is based on the responsibilities undertaken by the respective individuals, if applicable, the business unit managed and its complexity and role within the Company, and the marketplace for employment of people of similar skills and backgrounds. The base salaries paid are determined by discussions with the covered individual and his or her manager, as well as budgetary considerations. Such base salaries are approved by the relevant members of our senior management and, in the case of executive officers and, from time to time, certain other key, highly compensated individuals, the Compensation Committee.

Incentive compensation is designed to reward contributions towards achieving the Company’s goals for the current period, as well as for the longer term. Bonuses are generally a reward for performance in the relevant period and equity awards also provide incentive to contribute to future performance and growth and to align our personnel’s interest with those of our stockholders.

The Compensation Committee, with recommendations from the Company’s management, sets goals for executive compensation in each fiscal year. These goals are set for the Company and for specific operating divisions and are designed to set forth achievable goals for the current performance of the Company and its business units and for current contributions to long-term initiatives. The Company’s practice has evolved to setting detailed financial, operational and strategic goals to provide ample metrics against which to measure performance of the Company, each business or other unit, and the contributions of senior corporate and divisional personnel toward the achievement of (or failure to achieve) the goals.

The Compensation Committee’s decisions regarding bonuses are primarily subjective and specific to each Named Executive Officer and are made by the Committee in its discretion after an overall assessment of all of the factors it deems appropriate, which includes, but is not limited to, the specific Company-wide goals, the individual’s role in achieving those goals, if relevant, the performance of the business unit or units over which the individual exercised management or with respect to which the individual contributed, and other accomplishments during the fiscal year that were deemed relevant in specific instances. Following the end of a fiscal year, our management sets Company-wide bonus amounts for the fiscal year then-ended, based on prior year levels, Company performance and available resources. Proposed bonuses for executive officers are then presented to the Compensation Committee. The bonus amount awarded to each executive officer is the result of subjective proposals made by management and determination of the Compensation Committee with respect to each subject individual, based on Company and individual performance, particularly relative to the performance goals set by the Compensation Committee for the fiscal year, and levels relative to the bonuses of other personnel and officers.

Executive officers are eligible to receive cash bonuses of up to 100% of base salary (or higher upon extraordinary performance or other circumstances as determined by the Compensation Committee) based upon performance, including the specific financial and other goals set by the Compensation Committee, which goals are Company-wide, specific to a business unit or specific to an executive and his or her area of responsibility, as well as specific extraordinary accomplishments by such officers during the relevant period. Specific bonuses will depend on the individual achievements of executives and their contribution to achievement of the enumerated goals. These goals are approved by the Compensation Committee.

Equity grants are made to provide longer term incentive compensation and to better align the interests of our executives with our stockholders. Executives have been granted equity interests in the Company and, with regard to individuals whose areas of responsibility focus on specific operations or who have contributed in significant ways to specific subsidiaries, in those subsidiaries, so as to better incentivize and reward the executives for the results of their efforts.

Compensation Decisions Made in Fiscal 2024

Company Performance

In Fiscal 2024, the Company’s high margin growth businesses built on prior performance and again delivered very strong results, while the traditional communications segment was able to partially offset the impact of sectoral decline on its bottom line. NRS grew its installed base, revenue and income from operations and saw increased contributions from newer offerings while continuing to introduce additional services. BOSS Money, the key component of the Fintech segment delivered over 40% growth in both transaction volume and revenue. net2phone increased seats served, total revenue, subscription revenue and operating margins. Within the Traditional Communications segment, IDT Digital Payments grew revenue, IDT Global was able to mitigate the bottom-line impact of continued revenue declines, while cost cutting and streamlining continued. On a consolidated basis, the Company delivered record levels of gross profit and gross profit margin.

Goals and Performance

Goals for Fiscal Year 2024

At a meeting held on September 20, 2023, the Compensation Committee approved executive compensation goals for Fiscal 2024. The goals cover Company-wide targets as well as goals for specific business units and other groups. The goals are detailed and, in many instances, consist of specific operational achievements related to an identified effort or unit. The key goals set for Fiscal 2024 include:

●	Financial goals as to consolidated revenue, profitability, EBITDA less capital expenditures above budgeted levels, generating free cash flow and cutting costs from prior year;
●	Additional financial goals (including as to revenue and profitability) with respect to specific business units, including Boss PINLESS, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS;
●	Growing NRS’ POS network and NRS Pay accounts, achieving targeted revenue growth for advertising and data sales;
●	Launching a tablet-based POS terminal and other operational improvements at NRS;
●	Growing net2phone seats domestically and internationally, improvements to stability and adding redundancy and premium plans;
●	Building out AI product and development team at net2phone;
●	Completing net2phone’s mobile app overhaul unifying voice, video, messaging, contact and calendar;
●	Operating BOSS Money at breakeven or better, establishing the US as a destination corridor, while expanding delivery methods and retail network, reducing payout costs and banking fees and broadening geographic scope of licenses;
●	Expanding international geographic scope of Top-Up and gift offerings and continued buildout of the Zendit platform;
●	Launching or further developing early-stage businesses.

At a meeting held on September 18, 2024, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	The Company substantially achieved all key financial goals; minor shortfalls were more than offset by overachievement of other goals;
●	NRS met or exceeded its financial and customer growth goals, and achieved over 85% of its targets for advertising and data sales;
●	NRS launched a tablet-based POS terminal and between 50% and 100% of other operational goals with the exception of certain integration goals which were not met;

●	net2phone met at a level of 95% -100% its financial and customer growth goals, 85% or greater of its operational goals, built out AI product and development teams, introduced premium plans, and completed the overhaul of its mobile app;
●	BOSS Money met or exceeded its financial goals and goals for improvements to its network and cost structure, but failed to introduce the U.S. as a destination corridor;
●	Top-Up substantially met its financial goals and plans for the Zendit platform, but did not achieve its goals for geographic expansion;
●	The Company advanced several early-stage ventures.

When considering the key goals listed above as well as the other goals approved by the Compensation Committee, the Compensation Committee concluded that the Company had substantially met or exceeded the significant majority of the key quantitative and qualitative goals, while certain of the goals that were not met had been de-emphasized due to market or other conditions that arose during the fiscal year.

Bonus Awards for Fiscal 2024 Performance

In light of the performance relative to the enumerated goals and the overall financial performance of the Company, in particular the top line and bottom line performance of the Company’s higher-margin growth businesses, the fact that they are contributing positively to the Company’s bottom line, operational improvements, including feature and product enhancements, back-end improvements, cost-management and success in mitigating the sectoral decline in the traditional communications market, management recommended performance bonuses for management that were approximately 4.1% higher than those paid for services provided in Fiscal 2023. As a percentage of base salary, the amounts paid ranged from 42.5% to 120% of the executive officer’s base salary. The following individual bonus levels were determined and paid in early Fiscal 2025 in respect of services provided in Fiscal 2024:

●	Shmuel Jonas was awarded a cash bonus of $595,000 an increase from the $580,425 paid for services provided in Fiscal 2023. In Fiscal 2024, he continued to provide overall strategic guidance and directed efforts in setting priorities and goals for each of the Company’s segments and the operational units within such segments. He guided decisions on new offerings and changes to existing offerings, while maintaining strong discipline regarding spending. He was directly involved in budgeting decisions and drove final decisions regarding allocation of resources and in setting priorities for development. He set the tone of striving for outstanding performance and high expectations.

●	Marcelo Fischer was awarded a cash bonus of $295,000, an increase from the $269,775 paid for services provided in Fiscal 2023. As CFO, Mr. Fischer is one of the principal executives responsible for strategic planning and budgeting and executing on the strategic initiatives of the Company. He plays an essential role in preparing models and projections for business units and managing costs as well as in revenue-generating initiatives. Mr. Fischer plays a key role in investor relations and communications with market professionals. In fiscal 2024, Mr. Fischer was instrumental in the factors that led to the Company’s financial performance that exceeded budgets overall and at the business unit level.

●	Bill Pereira was awarded a cash bonus of $500,000 (of which $350,000 was paid in cash and the remainder of which was satisfied via the issuance of deferred stock units), an increase from the $490,500 paid for services provided in Fiscal 2023. In accordance with his Amended and Restated Employment Agreement, Mr. Pereira earned a bonus, which he elected (as provided for under the employment agreement) to receive in the form of 39,155 shares of Class B Common Stock, upon the Company meeting the targets set forth in that agreement in Fiscal 2024 which was paid by the issuance of restricted shares of Class B Common Stock (as described below). During Fiscal 2024, he oversaw day-to-day operations for the Company’s business units, providing direction to divisional management while addressing developments and internal and external factors that impacted the Company’s ability to carry out its strategic initiatives. Mr. Pereira plays a key role in the management of the business units within the traditional communications segment and has been instrumental in efforts to manage sectoral factors driving significant revenue declines and mitigating the impact on the segment’s and its business units’ bottom line. He helps to shape growth strategies and set priorities for the Company and to execute on those directives.

●	Menachem Ash was paid a cash bonus of $185,300 (in addition to the bonus received earlier in the year). Earlier in Fiscal 2024, Mr. Ash received a bonus of $1,000,000 in connection with a significant positive event with respect to which he was closely associated. Mr. Ash is responsible for supporting existing operations and plays a significant role in various strategic initiatives, as well as risk management and overseeing legal proceedings and disputes. Mr. Ash is also actively involved in the legal aspects of dealing with third parties, including commercial relationships and strategic partnerships.

●	David Wartell received a cash bonus of $185,000, an increase from the $150,000 paid for services provided in Fiscal 2023. As the Company’s Chief Technology Officer, Mr. Wartell is responsible for managing all technology development at the Company. He is instrumental in planning development goals and determining what can be accomplished, as well as allocation of resources. A significant number of the goals set by the Compensation Committee related to new product development and product enhancements, which have become key competitive factors and essential for the Company’s operating units, particularly those that are technology focused, to distinguish their offering on the marketplace. Mr. Wartell is also responsible for ensuring that the technology group has the skill and resources necessary to meet the evolving and growing needs of the business units.

●	Howard S. Jonas did not receive a cash bonus for services provided in Fiscal 2023 or Fiscal 2024. Howard Jonas serves as the Company’s Chairman and provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company paid base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. No changes were made to the base compensation of any Named Executive Officers from the Fiscal 2024 levels.

Pursuant to the Fifth Amended and Restated Employment Agreement (the “Fifth Amended H. Jonas Agreement”), effective January 1, 2021, between the Company and Howard Jonas that is discussed in more detail below, Howard Jonas receives a cash base salary of $250,000 per annum.

Shmuel Jonas receives a base salary of $495,000 per annum.

Marcelo Fischer receives a base salary of $450,000 per annum.

Under the agreement described below, Bill Pereira receives a base salary of $500,000 per annum.

Mr. Ash receives a base salary of $400,000 per annum.

Mr. Wartell receives a base salary of $300,000 per annum.

Equity Grants

Certain of the Company’s Executive Officers participated in the Fiscal 2023 broad-based grant of deferred stock units (DSUs) under the Company’s 2022 Equity Growth Program (the “Equity Growth Program”) which is described in the Company’s financial statements included in the Form 10-K, which grants continued to be eligible for vesting in Fiscal 2024. Grants under that program serve to create incentives for outstanding performance that drives increases in the stock price for the Company’s Class B Common Stock, and create opportunities to enhance the value to be received by retaining risk with respect to grants.

During Fiscal 2024, Mr. Pereira received (a) a grant of 39,155 restricted shares of Class B Common Stock that vested in full upon grant (in connection with the achievement of milestones set forth in the employment agreement between the Company and Mr. Pereira) and (b) a grant of 23,500 DSUs under the Equity Growth Program (which were issued in lieu of a portion of the cash bonus awarded to him.

Goals for Fiscal Year 2025

At a meeting held on September 18, 2024, the Compensation Committee approved executive compensation goals for Fiscal 2025. The goals cover Company-wide targets as well as goals for specific business units and other groups. The goals are detailed and, in many instances, consist of specific operational achievements related to an identified effort or unit. The key goals set for Fiscal 2025 include:

●	Financial goals as to consolidated revenue, gross profit, EBITDA less capital expenditures above budgeted levels and cutting costs from prior year;
●	Additional financial goals (including as to revenue and gross profit) with respect to specific business units, including Boss PINLESS, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS;
●	NRS:
	○	Grow the NRS POS network and NRS Pay accounts to specified targets, and achieve targeted revenue growth for advertising and data sales;
	○	Grow presence in specified verticals;
	○	Enhance technological offerings at the point of sale;
●	net2phone:
	○	Grow seats domestically and internationally;
	○	Expand marketing channels;
	○	Integrate offerings with additional communications platforms;
	○	Improve operational stability and uptime statistics;
●	BOSS Money:
	○	Introduce expanded customer offerings;
	○	Lower costs of payouts;
	○	Reduce anti-fraud costs;
	○	Secure new licenses and payment corridors;
●	Traditional Communications:
	○	Improve integration of BOSS offerings;
	○	Introduce E-Sim product for BOSS Pinless;
	○	Improve backend functionality;
●	Expand various new ventures within the Fintech segment;
●	Technology team to improve internal reporting, and support of business units, including on improving uptime.

Compensation Decisions Made in Fiscal 2023

Company Performance

Fiscal 2023 was notable for the growth and improved profitability for the Company’s high margin growth businesses. NRS added significantly to its customer base as it continued to expand the range of services it provides and increased revenue from a variety of sources. net2phone delivered significant domestic and international growth in seats while growing subscription revenue (a key performance metric for that business) by 25% and focusing on its relatively new CCaaS offering. BOSS Money grew transaction volume and further enhanced its network of payers. The Traditional Telecom segment continued to streamline operations and took initiative to stem the impact of secular declines in per-minute calling. Mobile Top-Up had a challenging year, but is positioning itself for a return to growth. The Company saw increasing benefits from cross-selling offerings, particularly within its BOSS Revolution ecosystem. Corporate and divisional management were key to all developments and the technology development team played essential roles in the execution of many operational enhancements and new products and features.

Goals and Performance

Goals for Fiscal Year 2023

At a meeting held on September 19, 2022, the Compensation Committee approved executive compensation goals for Fiscal 2023. The goals cover Company-wide targets as well as goals for specific business units and other groups. The goals are detailed and, in many instances, consist of specific operational achievements related to an identified effort or unit. The key goals set for Fiscal 2023 include:

●	Financial goals as to consolidated revenue, profitability, EBITDA less capital expenditures above budgeted levels, generating free cash flow and generating higher profits or cutting costs from prior year;
●	Additional financial goals with respect to specific business units, including Boss Calling, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS;
●	Relaunch wireless offering nationally and achieve certain customer levels;
●	Launch updated retailer portal across multiple product lines with cross-product functionality;
●	Grow net2phone revenue and seats (domestic and international), reduce variable costs and improve operating efficiencies, enhance user experience, roll out additional features, and improve uptime;
●	Grow NRS’ revenues, POS terminal network, NRS Pay and advertising and data sales, offer additional services for merchants;
●	Grow Mobile Top-Up revenue and profitability, migrate all activity to new platform; and add promotional tools; diversify revenues through specific new offerings and improve B2B penetration;
●	Grow Boss Money – retail and D2C, address identified technological issues; improve risk management and consumer communication, increase efficiencies in back-end processing, grow payer network and expand origination in Canada;
●	Enhance Boss Revolution Calling beyond per minute basis.

At a meeting held on September 20, 2023, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	Financial goals as to consolidated revenue, profitability, EBITDA less capital expenditures above budgeted levels, generating free cash flow and generating higher profits or cutting costs from prior year:
	○	The Company either substantially (over 90%) met or exceeded each of the enumerated goals;
●	Additional financial goals with respect to specific business units, including Boss Calling, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS:
	○	The goals were substantially (over 90%) met or exceeded by the business units, other than NRS, which achieved approximately 85% of the targeted amounts on a segment basis and between 68% and 116% with regard to specific metrics;
●	Relaunch wireless offering nationally and achieve certain customer levels;
	○	The offering was relaunched, but the customer levels achieved were only 42% of the target;
●	Launch updated retailer portal across multiple product lines with cross-product functionality;
	○	The goal was accomplished;
●	Grow net2phone revenue and seats (domestic and international), reduce variable costs and improve operating efficiencies, enhance user experience, roll out additional features, and improve uptime;
	○	Revenue and domestic goals were completely met, international growth was approximately 80% of target and other goals were between 50% and 99% accomplished;
●	Grow NRS’ revenues, POS terminal network, NRS Pay and advertising and data sales, offer additional services for merchants;
	○	Revenue growth was 85% of targeted amounts, POS terminal and NRS Pay growth targets were exceeded, ad data sales growth achieved 68% of targeted amount and most additional services were successfully rolled out;
●	Grow Mobile Top-Up revenue and profitability, migrate all activity to new platform; and add promotional tools; diversify revenues through specific new offerings and improve B2B penetration;
	○	Financial targets were over 90% met, platform migration was 95% accomplished, promotional tool additions were 90% accomplished, diversification of revenues goals were 65% met and B2B penetration goals were met;
●	Grow Boss Money – retail and D2C, address identified technological issues; improve risk management and consumer communication, increase efficiencies in back-end processing, grow payer network and expand origination in Canada:
	○	Growth targets for retail and D2C were exceeded, technological issued were addressed with 97% success, other operational goals were over 90% achieved, payer network grew by 66% of the targeted amounts and targets for expanding originations in Canada were not met;
●	Enhance Boss Revolution Calling beyond per minute basis;
	○	Enhancement 90% achieved.

When considering the key goals listed above as well as the other goals approved by the Compensation Committee, the Compensation Committee concluded that the Company had substantially met or exceeded almost all of the key quantitative and qualitative goals, while certain of the goals that were not met had been de-emphasized due to market or other conditions that arose during the fiscal year.

Bonus Awards for Fiscal 2023 Performance

In light of the performance relative to the enumerated goals and the overall financial performance of the Company, in particular the top line and bottom line performance of the Company’s higher-margin growth businesses, particularly the move toward self-funding and profitability at those units, while continuing to limit the impact of the sector-wide decline in the Company’s Traditional Communications segment’s operations, management recommended performance bonuses for management that were approximately 8-9% higher than those paid for services provided in Fiscal 2022. As a percentage of base salary, the amounts paid ranged from 18% to 117% of the executive officer’s base salary. The following individual bonus levels were determined and paid in early Fiscal 2024 in respect of services provided in Fiscal 2023:

●	Shmuel Jonas was awarded a cash bonus of $580,425 an increase from the $532,500 paid for services provided in Fiscal 2022. In Fiscal 2023, he continued to provide overall strategic guidance and directed efforts in setting priorities and goals for each of the Company’s business units and particularly in driving improvements in profitability of the Company’s growth businesses, while maintaining a focus on the fiscal conservatism that has been a hallmark of his tenure as CEO. He was instrumental in budgeting decisions and allocation of resources and in setting priorities for development. He continued to drive cost management and re-allocation of resources to enable the Company to maintain performance in extremely challenging competitive and industry environments.

●	Marcelo Fischer was awarded cash a bonus of $269,775, an increase from the $247,500 paid for services provided in Fiscal 2022. As CFO, Mr. Fischer is one of the principal executives responsible for strategic planning and budgeting and executing on the strategic initiatives of the Company. He plays an essential role in preparing models and projections for business units and managing costs. Mr. Fischer plays a key role in investor relations and communications with market professionals. In fiscal 2023, Mr. Fischer was instrumental in the factors that led to the Company’s financial performance that exceeded budgets.

●	Bill Pereira was awarded a bonus of $490,500, an increase from the $450,000 paid for services provided in Fiscal 2022, of which $340,500 was paid in cash and the remaining $150,000 is contingent to be paid via the award of Deferred Stock Units to Mr. Pereira upon the execution of an amended and restated employment agreement between the Company and Mr. Periera (as of November 1, 2023, such amended and restated employment agreement had not been executed and such $150,000 of Deferred Stock Units had not been awarded). During Fiscal 2023, he oversaw day-to-day operations for the Company’s business units, providing direction to divisional management while addressing developments and internal and external factors that impacted the Company’s ability to carry out its strategic initiatives. Mr. Pereira is an essential link between the executive, operational and financial teams at the Company and operating units. He helps to shape growth strategies and set priorities for the Company and to execute on those directives.

●	Menachem Ash was paid a cash bonus of $185,300, an increase from the $170,000 paid for services provided in Fiscal 2022. Mr. Ash is responsible for supporting existing operations and plays a significant role in various strategic initiatives, as well as risk management and overseeing legal proceedings and disputes. Mr. Ash is also actively involved in the legal aspects of dealing with third parties, including commercial relationships and strategic partnerships.

●	David Wartell received a cash bonus of $150,000, equal to the bonus paid for services provided in Fiscal 2022. As the Company’s Chief Technology Officer, Mr. Wartell is responsible for managing all technology development at the Company. He is instrumental in planning development goals and determining what can be accomplished, as well as allocation of resources. A significant number of the goals set by the Compensation Committee related to new product development and product enhancements, which have become key competitive factors and essential for the Company’s operating units, particularly those that are technology focused, to distinguish their offering on the marketplace. Mr. Wartell is also responsible for ensuring that the technology group has the skill and resources necessary to meet the evolving and growing needs of the business units.

●	Howard S. Jonas did not receive a cash bonus for services provided in Fiscal 2023 or Fiscal 2022. Howard Jonas serves as the Company’s Chairman and provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company paid base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. No changes were made to the base compensation of any Named Executive Officers from the Fiscal 2023 levels.

Pursuant to the Fifth Amended and Restated Employment Agreement (the “Fifth Amended H. Jonas Agreement”), effective January 1, 2021, between the Company and Howard Jonas that is discussed in more detail below, Howard Jonas receives a cash base salary of $250,000 per annum.

Shmuel Jonas receives a base salary of $495,000 per annum.

Marcelo Fischer receives a base salary of $450,000 per annum.

Under the agreement described below, Bill Pereira receives a base salary of $500,000 per annum.

Mr. Ash receives a base salary of $400,000 per annum.

Mr. Wartell receives a base salary of $300,000 per annum.

Equity Grants

Certain of the Company’s Executive Officers participated in the broad-based grant of DSUs under the Company’s 2022 Equity Growth Program which is described in the Company’s financial statements included in the Form 10-K. Grants under that program serve to create incentives for outstanding performance that drives increases in the stock price for the Company’s Class B Common Stock, and create opportunities to enhance the value to be received by retaining risk with respect to grants.

Messrs. Fischer and Pereira each received a grant of 30,000 DSUs under the Growth Program with a grant date fair value of $816,000.

Mr. Ash received (a) aggregate grants of 10,000 DSUs under the Growth Program with a total grant date value of $272,000, and (b) a grant of 16,000 shares of restricted Class B Common Stock that will only vest if the closing price for the Class B Common Stock on the NYSE is over $50 for 10 consecutive trading days prior to February 25, 2025. The restricted stock had a grant date value of $298,400.

Mr. Wartell received (a) aggregate grants of 10,000 DSUs under the Growth Program with a total grant date value of $272,000, and (b) a grant of 8,000 shares of restricted Class B Common Stock that will only vest if the closing price for the Class B Common Stock on the NYSE is over $50 for 10 consecutive trading days prior to February 25, 2025. The restricted stock had a grant date value of $149,200.

As set forth below, bonuses for fiscal 2022 performance for Shmuel Jonas, Marcelo Fischer and Bill Pereira were paid one-half in cash and one half through the receipt of 10,654, 4,928 and 8,961 shares of Class B Common Stock, respectively.

Goals for Fiscal Year 2024

At a meeting held on September 20, 2023, the Compensation Committee approved executive compensation goals for Fiscal 2024. The goals cover Company-wide targets as well as goals for specific business units and other groups. The goals are detailed and, in many instances, consist of specific operational achievements related to an identified effort or unit. The key goals set for Fiscal 2024 include:

●	Financial goals as to consolidated revenue, profitability, EBITDA less capital expenditures above budgeted levels, generating free cash flow and cutting costs from prior year;
●	Additional financial goals (including as to revenue and profitability) with respect to specific business units, including Boss PINLESS, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS;
●	NRS:
	○	Grow the NRS POS network and NRS Pay accounts to specified targets, and achieve targeted revenue growth for advertising and data sales;
	○	Launch a tablet-based POS terminal;
	○	Improve security measures and enhance service offerings, including at the loyalty program;
●	net2phone:
	○	Grow seats domestically and internationally;
	○	Improve operational stability and uptime statistics, including adding redundancy;
	○	Add premium plans with non-standard feature sets;
	○	Build out AI product and development team;
	○	Complete mobile app overhaul unifying voice, video, messaging, contact and calendar;
●	BOSS Money:
	○	Operate at breakeven or better through top line growth and efficiencies;
	○	Establish the US as a destination corridor;
	○	Expand delivery methods and retail network, while reducing payout costs and banking fees;
	○	Improve back-office efficiencies and eliminate redundant infrastructure;
	○	Secure additional international money remittance licenses;
●	Mobile Top-Up:
	○	Explore strategies to migrate customers to D2C channel;
	○	Expand international geographic scope of Top-Up and gift offerings;
	○	Continue buildout of the Zendit platform;
●	Launch or further develop earlier stage businesses.

Compensation Decisions Made in Fiscal 2022

Company Performance

In Fiscal 2022, the Company delivered the highest level of Income from Operations in seven years and the highest level of Adjusted EBITDA in its history. NRS, net2phone and Boss Money all reported significant increases in revenue and contribution to the bottom line, substantially offsetting the significant decline in revenues from IDT Global and other portions of the Traditional Communications segment and more than replacing the profitability impact from the accelerating decline in minute-based telecom revenues that have represented the bulk of the Company’s revenue for many years. The performance was made possible through bold strategic actions with regard to the growth businesses and fiscal discipline. Corporate and divisional management were key to all developments and the technology development team played essential roles in the execution of many operational enhancements and new products and features.

Goals and Performance

At a meeting held on September 13, 2021, the Compensation Committee approved the goals for Fiscal 2022. As noted above, the goals are detailed and, in many instances, consist of specific operational achievements related to an identified effort or unit. The key goals set for Fiscal 2022 include:

●	Financial goals as to revenue, profitability and EBITDA above budgeted levels and generating free cash flow;
●	Additional financial goals with respect to specific business units, including Boss Calling, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS;
●	Grow net2phone revenue and seats, and improve functionality while increasing operating efficiency to approach profitability.
●	Prepare for a tax-free spin-off of net2phone;
●	Grow NRS’ revenues, POS terminal network and ancillary offerings, including merchant services, advertising and data sales, add additional features for retailers and improve back-end functionality and security.
●	Grow Mobile Top-Up through multiple efforts and measured by several metrics, including greater integration, technological enhancements and internal IT efficiencies;
●	Upgrade multiple apps and web-based customer interfaces;
●	Grow Boss Money through enhanced offerings, growth in payor network, expanded origination footprint; improved customer interaction and success rate with reduced cancellation, and improved bottom line through operating efficiencies and migration to upgraded platforms;
●	Launch a wireless offering nationally and achieving certain customer levels;
●	Add features to Boss Revolution Calling;
●	Add carrier relationships at IDT Global and improve regulatory compliance matters.

At a meeting held on September 19, 2022, management reported to the Compensation Committee on the Company’s performance relative to the above goals as follows:

●	Financial goals as to revenue, profitability and EBITDA less capital expenditures above budgeted levels and generating free cash flow –
	○	The Company met or exceeded goals as to consolidated profitability, EBITDA less capital expenditures and generating fee cash flow and missed the revenue target (without compromising the overall level of profitability);
●	Additional financial goals with respect to specific business units, including Boss Revolution Calling, IDT Global, Mobile Top-Up, Boss Money, net2phone and NRS –
	○	All of the growth businesses met or exceeded (in certain instances, by wide margins) their financial targets, Boss Revolution Calling also met its revenue targets, while IDT Global missed its revenue target.
●	Grow net2phone revenue and seats, and improve functionality while increasing operating efficiency to approach profitability –
	○	net2phone exceeded its revenue growth target and over 80% of its goal for seat growth, while successfully implementing many of the planned enhancements and improving operating efficiencies;
●	Prepare for a tax-free spin-off of net2phone –
	○	The planned spin-off was suspended due to market conditions;
●	Grow NRS’ revenues, POS terminal network and ancillary offerings, including merchant services, advertising and data sales, add additional features for retailers and improve back-end functionality and security –
	○	NRS’ revenues and number of active POS terminals exceeded targets as did sales of merchant services and advertising and data. Most planned additional features as well as improvements to back-end functions and security were successfully implemented;
●	Grow Mobile Top-Up through multiple efforts and measured by several metrics, including greater integration, technological enhancements and internal IT efficiencies. Integrate acquisition of Sochitel -
	○	Most key metrics for Mobile Top-Up exceeded targets and most planned enhancements were implemented. Goals for Sochitel integration were met.
●	Upgrade multiple apps and web-based customer interfaces –
	○	The technology group generated many enhancements and new features adapting to changing priorities from the business units, though some specific goals were not met;

●	Grow Boss Money through enhanced offerings, growth in payor network, expanded origination footprint; improved customer interaction and success rate with reduced cancellation, and improved bottom line through operating efficiencies and migration to upgraded platforms –
	○	Most performance metrics, including numbers of transactions, revenue, and expansion of payor network, exceeded targets. Expansion of origination locations was partially completed. Customer interaction was significantly improved with specific goals achieved, though some were not completed. Plans for operating efficiencies and migration to platforms were implemented.
●	Launch a wireless offering nationally and achieving certain customer levels –
	○	The wireless offering did not meet its planned goals due to changing priorities from management;
●	Add features to Boss Revolution Calling –
	○	Certain of the planned features were added while others were cancelled or delayed due to changing priorities.
●	Add carrier relationships at IDT Global and improve regulatory compliance matters –
	○	New relationship targets were partially met, and regulatory compliance enhancements were successfully implemented.

When considering the key goals listed above as well as the other goals approved by the Compensation Committee, the Compensation Committee concluded that the Company had met or exceeded almost all of the key quantitative and qualitative goals and, certain objectives were modified due to changing circumstances and priorities. In some instances, missed targets were replaced with other initiatives deemed a higher priority during the course of the fiscal year.

Bonus Awards for Fiscal 2022 Performance

In light of the performance relative to the enumerated goals and the overall financial performance of the Company, in particular the performance of the Company’s higher-margin growth businesses and the success in replacing the gross profit previously contributed by the Company’s Traditional Communications segment’s BOSS Revolution Calling and IDT Global units, management recommended performance bonuses for management that were substantially in line with those paid for services provided in Fiscal 2021. The following individual bonus levels were determined and paid in early Fiscal 2023 in respect of services provided in Fiscal 2022:

●	Shmuel Jonas was awarded a bonus of $532,500 (paid one-half in cash and one-half in shares of Class B Common Stock), equal to the bonus paid for services provided in Fiscal 2021. In Fiscal 2022, he continued to provide overall strategic guidance and directed efforts to balance the investment in growth of certain business units with the fiscal conservatism that has been a hallmark of his tenure as CEO. He was instrumental in budgeting decisions and allocation of resources and in setting priorities for development. He continued to drive cost management and re-allocation of resources to enable the Company to maintain performance in extremely challenging competitive and industry environments.

●	Marcelo Fischer was awarded a bonus of $247,500 (paid one-half in cash and one-half in shares of Class B Common Stock), equal to the bonus paid for services provided in Fiscal 2021. As CFO, Mr. Fischer is one of the principal executives responsible for strategic planning, budgeting and ensuring that the Company has the necessary resources to execute on management’s and the board’s direction. He assists in projecting the needs of the business in light of market conditions and the priorities established for development. Mr. Fischer spearheaded efforts in securing external capital to accelerate growth of NRS as well as the plans for the net2phone spin-off that were later suspended. Mr. Fischer was instrumental in the factors that led to the Company’s financial performance that exceeded budgets.

●	Bill Pereira was awarded a bonus of $450,000 (to be paid one-half in cash and one-half in shares of Class B Common Stock), equal to the bonus paid for services provided in Fiscal 2021. During Fiscal 2022, he oversaw day-to-day operations for the Company’s business units, providing direction to divisional management. Mr. Pereira was integral to corporate development activities and shaping growth strategies for the Company’s newer business units. He is a key decision maker in setting priorities for development and allocation of resources and provides strategic guidance in balancing current performance and investment in future growth.

●	Menachem Ash was paid a cash bonus of $170,000 compared to $95,000 paid for services provided in Fiscal 2021 when he was serving both the Company and Rafael Holdings. During Fiscal 2021, Mr. Ash dedicated approximately half of his time to the Company’s former subsidiary, Rafael Holdings, Inc., that was spun off to the Company’s stockholders in 2018. Accordingly, a portion of his base salary and bonus compensation was paid by Rafael in Fiscal 2021. In Fiscal 2022, he returned to IDT on a full-time basis and all of his bonus compensation was paid by the Company. Mr. Ash is responsible for supporting existing operations and plays a significant role in various strategic initiatives. He successfully navigated the resolution of several legal and regulatory matters. Mr. Ash is also actively involved in the legal aspects of dealing with third parties, including commercial relationships, strategic partnerships and disputes.

●	David Wartell received a cash bonus of $150,000, equal to the bonus paid for services provided in Fiscal 2021. As the Company’s Chief Technology Officer, Mr. Wartell is responsible for managing all technology development at the Company. He is instrumental in planning development goals and determining what can be accomplished, as well as allocation of resources. In light of the increased role that new product and product enhancements plays in the Company’s technologically-focused growth businesses, the value added by the group headed by Mr. Wartell has greatly increased. He is also responsible for ensuring that the technology group has the skill and resources necessary to meet the evolving and growing needs of the business units.

●	Howard S. Jonas did not receive a cash bonus for services provided in Fiscal 2022. Howard Jonas serves as the Company’s Chairman and provides strategic guidance to the Company and is actively involved in all major decisions and in the implementation of key initiatives for the Company.

Base Salaries

The Company paid base salaries to its executives intended to meet the goals and purposes outlined above. The base salaries of certain executives are set forth in written agreements with the Company. Subject to those written agreements, the base salaries are set by the Compensation Committee on an annual basis, based on presentations made by management. Other than the Company paying all of Mr. Ash’s base compensation for the period when he worked full-time for the Company, no changes were made to the base compensation of any Named Executive Officers from the Fiscal 2022 levels other than a $5,000 increase in Mr. Fischer’s base compensation.

Pursuant to the Fifth Amended and Restated Employment Agreement (the “Fifth Amended H. Jonas Agreement”), effective January 1, 2021, between the Company and Howard Jonas that is discussed in more detail below, Howard Jonas receives a cash base salary of $250,000 per annum.

Shmuel Jonas receives a base salary of $495,000 per annum.

Marcelo Fischer receives a base salary of $450,000 per annum.

Under the agreement described below, Bill Pereira receives a base salary of $500,000 per annum.

Mr. Ash receives a base salary of $400,000 per annum.

Mr. Wartell receives a base salary of $300,000 per annum.

Equity Grants

There we no equity awards made to any of the Named Executive Officers in Fiscal 2022.

Employment Agreement

Pursuant to his Employment Agreement, Mr. Pereira is paid a base salary of $500,000 per year, and has a target annual bonus of $300,000, based on performance and as approved by the Compensation Committee. Mr. Pereira is also entitled to participate in any of the Company’s broad-based equity grants to its employees. Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the agreement), the Company will be obligated to pay him severance of $800,000. The agreement continues until it is terminated by either the Company or Mr. Pereira.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or awarded for performance during Fiscal 2024, Fiscal 2023 and Fiscal 2022 to each of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of the Company during Fiscal 2024, and Howard S. Jonas, the Chairman and the Chairman of the Board (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Shmuel Jonas	2024	495,000	595,000	—		—	—		1,090,000
Chief Executive Officer	2023	495,000	580,425	—		—	—		1,075,425
	2022	495,000	266,250	266,250	(2)	—	—		1,027,500
Bill Pereira	2024	500,000	350,000	2,293,930	(3)	—	2,000	(4)	3,145,930
President and Chief Operating Officer,	2023	500,000	340,500	816,000	(5)	—	2,000	(4)	1,658,500
Ex-Officio Board Member	2022	500,000	225,000	225,011	(6)	—	2,000	(4)	952,011
Marcelo Fischer	2024	450,000	295,000	—		—	2,000	(4)	747,000
Chief Financial Officer	2023	450,000	269,775	816,000	(7)	—	2,000	(4)	1,537,755
	2022	445,000	123,750	123,742	(8)	—	2,000	(4)	694,492
David Wartell	2024	300,000	185,000	—		—	800	(9)	485,800
Chief Technology Officer	2023	300,000	150,000	421,200	(10)	—	—		871,200
	2022	300,000	150,000	—		—	—		450,000
Menachem Ash	2024	400,000	1,185,300	—		—	3,600	(11)	1,588,900
Executive Vice President of Strategy and Legal Affairs	2023	400,000	185,300	570,400	(12)	—	2,000	(4)	1,157,700
	2022	400,000	170,000	—		—	2,000	(4)	572,000
Howard S. Jonas	2024	250,000	—	—		—	2,000	(4)	252,000
Chairman and	2023	250,000	—	—		—	2,000	(4)	252,000
Chairman of the Board(13)	2022	250,000	—	—		—	2,000	(4)	252,000

(1)	The amounts shown in these columns reflect the aggregate grant date fair value of restricted stock awards, deferred stock units and option awards computed in accordance with FASB ASC Topic 718. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K. Holders of restricted shares of Class B Common Stock are entitled to receive any dividends paid on Class B Common Stock. Stock Awards include the value of stock awards made in a subsequent fiscal year for services provided during the fiscal year in question.

(2)	Consists of the value of a grant on October 7, 2022 of 10,654 restricted shares of Class B Common Stock for services performed in Fiscal 2022 that vested in full upon grant.

(3)	Consists of the value of (a) a grant on March 15, 2024 of 39,155 restricted shares of Class B Common Stock that vested in full upon grant and (b) a grant on January 12, 2024 of 23,500 DSUs Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled 15,667 on February 21, 2024 and 7,833 on February 25, 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date and as of October 18, 2024, upon vesting in full, the holder was entitled to receive between 11,750 and 47,000 shares of Class B Common Stock from the 23,500 DSUs held by him. Mr. Pereira elected to defer the vesting in February 2024, and the related issuance of shares of Class B Common Stock, to the next vesting date in February 2025.

(4)	Represents the value of shares of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) Plan.

(5)	Consists of the value of a grant on December 5, 2022 of 30,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in equal one-third installments in May 2023, February 2024 and February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date and as of October 18, 2024, upon vesting in full, Mr. Pereira was entitled to receive between 15,000 and 60,000 shares of Class B Common Stock from the 30,000 DSUs held by him. Mr. Pereira elected to defer the vesting in May 2023 and in February 2024, and the related issuances of shares of Class B Common Stock, of two thirds of the 30,000 DSUs to the vesting date in February 2025.

(6)	Consists of the value of a grant on October 7, 2022 of 8,961 restricted shares of Class B Common Stock for services performed in Fiscal 2022 that vested in full upon grant.

(7)	Consists of the value of a grant on December 5, 2022 of 30,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in equal one-third installments in May 2023, February 2024 and February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date and as of October 18, 2024, upon vesting in full, Mr. Fischer was entitled to receive between 15,000 and 60,000 shares of Class B Common Stock from the 30,000 DSUs held by him. Mr. Fischer elected to defer the vesting in May 2023 and in February 2024, and the related issuances of shares of Class B Common Stock, of two thirds of the 30,000 DSUs to the vesting date in February 2025.

(8)	Consists of the value of a grant on October 7, 2022 of 4,928 restricted shares of Class B Common Stock for services performed in Fiscal 2022 that vested in full upon grant.

(9)	Represents cash dividends paid on unvested restricted shares of Class B Common Stock.

(10)	Consists of: (a) the value of a grant on December 5, 2022 of 7,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in approximately equal one-third installments in May 2023, February 2024 and February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date, upon vesting in full, Mr. Wartell was entitled to receive between 3,500 and 14,000 shares of Class B Common Stock from the 7,000 DSUs held by him. As of October 18, 2024, upon vesting in full, Mr. Wartell was entitled to receive between 2,333 and 9,332 shares of Class B Common Stock from the 4,666 DSUs held by him as Mr. Wartell elected vest 2,334 DSUs in May 2023 and receive 2,918 shares of Class B Common Stock and to defer the vesting in February 2024, and the related issuances of shares of Class B Common Stock, of 2,333 DSUs to the vesting date in February 2025; (b) the value of a grant on May 16, 2023 of 3,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting is two thirds in February 2024 and one third in February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date and as of October 18, 2024, upon vesting in full, Mr. Wartell was entitled to receive between 1,500 and 6,000 shares of Class B Common Stock from the 3,000 DSUs held by him. Mr. Wartell elected to defer the vesting in May 2023 and in February 2024, and the related issuances of shares of Class B Common Stock, of two thirds of the 3,000 DSUs to the vesting date in February 2025; and (c) the value of a grant on May 16, 2023 of 8,000 restricted shares of Class B Common Stock that vest, and vest in full, only if the Class B Common Stock closes above $50 per share for 10 consecutive trading days prior to February 25, 2025.

(11)	Represents the value of shares of Class B Common Stock given as a matching contribution to the IDT Corporation 401(k) Plan and cash dividends paid on unvested restricted shares of Class B Common Stock.

(12)	Consists of: (a) the value of a grant on December 5, 2022 of 7,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in approximately equal one-third installments in May 2023, February 2024 and February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date, upon vesting in full, Mr. Ash was entitled to receive between 3,500 and 14,000 shares of Class B Common Stock from the 7,000 DSUs held by him. As of October 18, 2024, upon vesting in full, Mr. Ash was entitled to receive between 1,750 and 6,998 shares of Class B Common Stock from the 3,499 DSUs held by him as Mr. Ash elected vest 2,334 DSUs in May 2023 and receive 2,918 shares of Class B Common Stock and elected, in February 2024, to vest 1,167 DSUs and receive 1,605 shares of Class B Common Stock and to defer 1,166 DSUs to the vesting date in February 2025; (b) the value of a grant on March 2, 2023 of 3,000 DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled in approximately equal one-third installments in May 2023, February 2024 and February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date, upon vesting in full, Mr. Ash was entitled to receive between 1,500 and 6,000 shares of Class B Common Stock from the 3,000 DSUs held by him. As of October 18, 2024, upon vesting in full, Mr. Ash was entitled to receive between 750 and 3,000 shares of Class B Common Stock from the 2,000 DSUs held by him as Mr. Ash elected vest 1,000 DSUs in May 2023 and receive 1,250 shares of Class B Common Stock and elected, in February 2024, to vest 500 DSUs and receive 688 shares of Class B Common Stock and to defer 500 DSUs to the vesting date in February 2025; and (c) the value of a grant on March 2, 2023 of 16,000 restricted shares of Class B Common Stock that vest, and vest in full, only if the Class B Common Stock closes above $50 per share for 10 consecutive trading days prior to February 25, 2025.

(13)	On September 19, 2022, the Board of Directors of the Company adopted the Company’s Eighth Amended and Restated By-Laws, effective as of September 19, 2022, with the effect of authorizing the Company to appoint, at the discretion of the Board, a Chairman, an officer position. Howard S. Jonas was elected Chairman, an executive officer position, on September 19, 2022. On April 6, 2020, the Board of Directors adopted the Company’s Sixth Amended and Restated By-Laws, effective as of April 6, 2020, with the effect of changing the position of Chairman of the Board from an officer position to a non-executive Board position. Between April 6, 2020 and September 19, 2022, Howard S. Jonas was not an officer of the Company.

Employment Agreements

Shmuel Jonas, David Wartell and Menachem Ash: None of Shmuel Jonas, David Wartell and Menachem Ash is a party to an employment agreement with the Company or any of its subsidiaries.

Bill Pereira: On December 21, 2023, the Company entered into an Amended and Restated Agreement (the “Pereira Agreement”) with Bill Pereira, who currently serves as President and Chief Operating Officer. The Pereira Agreement supersedes the Amended and Restated Employment Agreement, dated December 5, 2017, between the Company and Mr. Pereira. The Pereira Agreement provides for a base salary of $500,000 per year and a target annual bonus of $300,000 (of which $150,000 will be deemed satisfied by virtue of a portion of the equity grants described below), based on performance and as approved by the Compensation Committee of the Company’s Board of Directors. Mr. Pereira also received certain equity grants, consisting of 23,500 DSUs representing the right to receive between 11,750 and 47,000 shares of Class B Common Stock, 50,000 restricted shares of Class B common stock of the Company’s subsidiary net2phone 2.0, Inc. (“n2p”), an award of deferred stock units representing 0.3875% of the outstanding stock of n2p, and will be entitled to participate in any broad-based equity grants to the Company’s employees. In addition, Mr. Pereira will be entitled to receive a contingent bonus subject to the completion of certain financial milestones, as set forth in the Pereira Agreement; two of these milestones were achieved, for which the Company issued to Mr. Pereira 39,155 shares of its Class B common stock in fiscal 2024 and an additional 39,155 shares of its Class B common stock in the first quarter of fiscal 2025. Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the Pereira Agreement), the Company will be obligated to pay to Mr. Pereira severance of $800,000. The Pereira Agreement continues through January 31, 2027, or until it is terminated by either the Company or Mr. Pereira

Marcelo Fischer: On November 13, 2008, Marcelo Fischer and the Company entered into a Confidential Release and Retention Agreement, which is described below under “Potential Payments Upon Termination or Change-in-Control.”

Howard S. Jonas: On October 28, 2011, the Company and Howard S. Jonas entered into the Second Amended and Restated Employment Agreement (the “Second Revised Jonas Agreement”) with a term from October 28, 2011 to December 31, 2013. Pursuant to the Second Revised Jonas Agreement, Howard S. Jonas was entitled to receive an annual cash base salary of $50,000 and 883,333 restricted shares of Common Stock (which were later converted to shares of Class B Common Stock) and 1,176,427 restricted shares of Class B Common Stock in lieu of a cash base salary from January 1, 2009 through December 31, 2013.

On November 29, 2013, the Company announced that Howard S. Jonas would step down as Chief Executive Officer of the Company on December 31, 2013 but would remain Chairman of the Board. On December 20, 2013, the Company and Howard S. Jonas entered into the Third Amended and Restated Employment Agreement (the “Third Revised Jonas Agreement”) with a term from January 1, 2014 to December 31, 2016. Pursuant to the Third Revised Jonas Agreement, Howard S. Jonas (i) served as Chairman of the Board of Directors of the Company, (ii) received an annual cash base salary of $250,000 and (iii) received a grant of 63,320 restricted shares of Class B Common Stock that vested in equal amounts on January 5th of 2014, 2015 and 2016.

On December 13, 2016, the Company and Howard S. Jonas entered into the Fourth Amended and Restated Employment Agreement (the “Fourth Revised Jonas Agreement”) with an initial term from January 1, 2017 to December 31, 2019, which was automatically extended to December 31, 2020 in accordance with its terms. Pursuant to the Fourth Revised Jonas Agreement, Howard S. Jonas (i) served as Chairman of the Board of Directors of the Company, (ii) received an annual cash base salary of $250,000 and (iii) received a grant of 69,624 restricted shares of Class B Common Stock that vested in equal amounts on January 5th of each of 2017, 2018 and 2019.

Effective January 1, 2021, the Company and Howard S. Jonas entered into the Fifth Amended and Restated Employment Agreement (the “Fifth Revised Jonas Agreement”) with an initial term from January 1, 2021 to December 31, 2021, which automatically extends for additional one-year periods unless prior notice is given by either party, which has not occurred. Pursuant to the Fifth Revised Jonas Agreement, Howard S. Jonas receives (i) an annual cash base salary of $250,000 for his role as senior advisor to the Chief Executive Officer and, if so designated by the Board of Directors, Chairman of the Board of the Company and (ii) discretionary bonuses approved by the Chief Executive Officer or the Compensation Committee of the Company’s Board of Directors.

In addition, including pursuant to their employment agreements, executives are eligible to receive bonuses based upon performance, including the specific financial and other goals set by the Compensation Committee of the Board of Directors as described above in the Compensation Discussion and Analysis.

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of Class B Common Stock underlying stock options, restricted shares of Class B Common Stock and deferred stock units granted to the Named Executive Officers in Fiscal 2024 as Plan-based awards. All of the following equity awards were issued pursuant to the 2015 Plan. There are no estimated future payouts in connection with such awards.

Name	Type of Award	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Shmuel Jonas	—	—	—		—	—	—
Bill Pereira	Restricted Stock	03/15/2024	39,155	(2)	—	—	1,494,546
Bill Pereira	Deferred Stock Units	01/12/2024	23,500	(3)	—	—	798,844
Marcelo Fischer	—	—	—		—	—	—
David Wartell	—	—	—		—	—	—
Menachem Ash	—	—	—		—	—	—
Howard S. Jonas	—	—	—		—	—	—

(1)	Represents the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

(2)	Such restricted shares of Class B Common Stock vested in full upon grant.

(3)	Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting was originally scheduled 15,667 on February 21, 2024 and 7,833 on February 25, 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value. As of the grant date and as of October 18, 2024, upon vesting in full, the holder was entitled to receive between 11,750 and 47,000 shares of Class B Common Stock from the 23,500 DSUs held by him. Mr. Pereira elected to defer the vesting in February 2024, and the related issuance of shares of Class B Common Stock, to the next vesting date in February 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2024. All of the following equity awards were issued pursuant to the 2015 Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Shmuel Jonas	—	—	—		—		—
Bill Pereira	—	—	—		30,000	(2)	1,146,900
Bill Pereira	—	—	—		23,500	(2)	898,405
Marcelo Fischer	—	—	—		30,000	(2)	1,146,900
David Wartell	—	—	—	—	4,666	(2)	178,381
	—	—	—	—	8,000	(3)	305,840
	—	—	—	—	3,000	(2)	114,690
Menachem Ash	—	—	—	—	3,499	(2)	133,767
	—	—	—	—	16,000	(3)	611,680
	—	—	—	—	1,500	(2)	57,345
Howard S. Jonas	—	—	—	—	—		—

(1)	Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of restricted shares of Class B Common Stock or DSUs that had not vested as of July 31, 2024. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

(2)	Consists of DSUs. Each DSU is the right to receive between one half of a share and two shares of Class B Common Stock. Vesting is in February 2025. The number of shares of Class B Common Stock that will be issued for each DSU depends on the market price for the Class B Common Stock as of the relevant vesting date. One half of a share will be issued for each DSU if the market price on the vesting date is less than $12.705 (50% of the grant date value of a share of Class B Common Stock) and two shares will be issued for each DSU if the market price on the vesting date is $50.82 (200% of the grant date value) or greater, with a proportionate amount to vest based on thresholds of 62.5%, 75%, 87.5%, 100%, 112.5%, 125%, 137.5%, 150%, 162.5%, 175% and 187.5% of the grant date value.

(3)	Consists of restricted shares of Class B Common Stock that vest, and vest in full, only if the Class B Common Stock closes above $50 per share for 10 consecutive trading days prior to February 25, 2025.

Option Exercises and Stock and Deferred Stock Units Vested

The following table sets forth information regarding the stock options exercised and the deferred stock units and restricted shares of Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2024.

	Option Awards		Deferred Stock Units / Restricted Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(1)
Shmuel Jonas	—	—	—	—	—
Bill Pereira	—	—	39,155	19,967	1,487,498
Marcelo Fischer	—	—	—	—	—
David Wartell	—	—	—	—	—
Menachem Ash	—	—	2,293	829	81,356
Howard S. Jonas	—	—	—	—	—

(1)	The “Value Realized on Exercise” and the “Value Realized on Vesting” represent the total number of shares of Class B Common Stock acquired upon exercise or vesting (without regard to the amount of shares withheld to cover taxes, if applicable) and is based on the closing price of the Class B Common Stock on the exercise or vesting date, as applicable.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. The fiscal 2024 annual total compensation of our Chief Executive Officer, Shmuel Jonas, is $1,090,000; the fiscal 2024 annual total compensation of our median compensated employee is $38,213, and the ratio of these amounts is 28.5 to 1.

The Company identified the median compensated employee by examining the Fiscal 2024 total cash compensation and the approved value of the annual equity awards granted during Fiscal 2024 for all individuals, excluding its Chief Executive Officer, who were employed by the Company on July 31, 2024, the last day of its fiscal payroll year. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis. The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and it did not annualize the compensation for any full-time employees that were not employed by the Company for all of Fiscal 2024. For employees paid in currencies other than U.S. Dollars, compensation was converted to U.S. Dollars using the average of the applicable monthly exchange rate from August 1, 2023 to July 31, 2024. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios

After identifying the median compensated employee, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table, above.

As illustrated in the table below, the Fiscal 2024 pay ratio for the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is 28.5 to 1.

	Fiscal 2024 Annual Compensation
	Pay Ratio
	CEO	Median Compensated Employee
Base Salary (including bonus)	$1,090,000	$38,213
Stock Awards	—	—
All Other Compensation	$—	—
TOTAL	$1,090,000	$38,213
CEO Pay to Median Compensated Employee Pay Ratio	28.5	1

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Bill Pereira: Under the terms of the Pereira Agreement, in the event of Mr. Pereira’s death or disability, the Company shall pay Mr. Pereira or his estate a death/disability benefit equal to $800,000, one-half to be paid within ten (10) days of termination, and one-half to be paid monthly in equal installments over the six-month period following the date of the initial payment. If Mr. Pereira is terminated without “cause,” if he voluntarily terminates his employment with “good reason,” each as defined in the Pereira Agreement, (i) he is entitled to a payment equal to $800,000; one-half paid upon ten days after the effective date of a release agreement and one-half paid monthly over the following six-month period and (ii) all awards granted under the Company’s incentive plan shall vest (and the restrictions thereon lapse). A “change in control” is deemed to be “good reason” under the Second Pereira Agreement. Mr. Pereira has agreed not to compete with the Company for a period of one year following the termination of his agreement.

Marcelo Fischer: On November 13, 2008, Mr. Fischer and the Company entered into a Confidential Release and Retention Agreement (the “Fischer Agreement”), pursuant to which the Company shall pay Mr. Fischer (or his estate) a severance payment of $550,000 in the event he is terminated without “cause,” as defined in the Fischer Agreement, or in the event of Mr. Fischer’s death or disability. Mr. Fischer has agreed not to compete with the Company for a period of one year following the termination of his employment.

Howard S. Jonas: Under the terms of the Fifth Revised Jonas Agreement, in the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” any unvested restricted shares of Class B Common Stock or other equity award granted in connection with Howard S. Jonas’ service to the Company shall vest. In the event of Howard S. Jonas’ death or disability, or in the event the Company terminates Howard S. Jonas’ employment without “cause” or Howard S. Jonas voluntarily terminates his employment with “good reason,” which includes a “change in control,” the Company shall pay Howard S. Jonas’ estate a lump sum payment equal to twelve (12) months of Howard S. Jonas’ annual base salary (at the rate in effect on the date of his death). Howard S. Jonas has agreed not to compete with the Company for a period of one year following the termination of his agreement (other than termination of his employment for “good reason” or by the Company other than for “cause”).

All Named Executive Officers: All severance payments are contingent on Named Executive Officers executing the Company’s standard release agreement.

The Named Executive Officers are subject to the Company’s Severance Pay and Plan Document (the “Severance Plan”), which was amended and restated on February 19, 2019. Under the Severance Plan, U.S. employees who are terminated without cause are entitled, in specific instances as set forth in the Severance Plan, to severance payments as follows: employees shall receive four weeks of severance pay for each completed year of service up to August 1, 2009 and two weeks for each completed period of service on or after August 1, 2009. Such severance payments are equal to 100% of the employee’s base salary for weeks one through twenty, 80% of the employee’s base salary for weeks twenty-one through twenty-six, and 60% of the employee’s base salary for weeks twenty-seven through forty. Severance payments are capped at 40 weeks. If a Named Executive Officer is entitled to a greater severance payment pursuant to an agreement, the greater severance payment shall control.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers upon termination in various circumstances and/or a change in control of the Company (each an “Event”). The following table assumes the Event took place on July 31, 2024 for each of the Named Executive Officers and uses the closing price of Class B Common Stock on July 31, 2024, the last trading day in Fiscal 2024 ($38.23). The potential payments are based on agreements entered into by Named Executive Officers with the Company, discussed above, the 2015 Plan and the Severance Plan.

Name	Event of Death or Disability ($)		Change In Control ($)		Termination For Cause ($)	Voluntary Termination for Good Reason ($)		Termination Without Cause ($)
Shmuel Jonas
Restricted Shares/DSUs	—		—		—	—		—
Severance	—		—		—	—		293,192	(1)
Bill Pereira
Restricted Shares/DSUs	—		2,045,305	(2)	—	2,045,305	(2)	2,045,305	(2)
Severance	800,000	(3)	800,000	(3)	—	800,000	(3)	800,000	(3)
Marcelo Fischer
Restricted Shares/DSUs	—		1,146,900	(4)	—	—		—
Severance	550,000	(5)	—		—	—		550,000	(5)
David Wartell
Restricted Shares/DSUs	—		305,840	(6)	—	—		—
Severance	—		—		—	—		80,769	(1)
Menachem Ash
Restricted Shares/DSUs	—		611,680	(7)	—	—
Severance	—		—		—	—		209,231	(1)
Howard S. Jonas
Restricted Shares/DSUs	—		—		—	—		—
Severance	250,000	(7)	250,000	(7)	—	250,000	(7)	250,000	(7)

(1)	Payable pursuant to the Severance Plan.

(2)	Represents the accelerated vesting of 53,500 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of DSUs that had not vested as of July 31, 2024. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

(3)	Payable pursuant to the Pereira Agreement.

(4)	Represents the accelerated vesting of 30,000 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of DSUs that had not vested as of July 31, 2024. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

(5)	Payable pursuant to the Fischer Agreement.

(6)	Represents the accelerated vesting of (a) 7,666 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of DSUs that had not vested as of July 31, 2024, and (b) 8,000 restricted shares of Class B Common Stock. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2024. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

(6)	Represents the accelerated vesting of (a) 4,999 DSUs. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of DSUs that had not vested as of July 31, 2024, and (b) 16,000 restricted shares of Class B Common Stock. Market value is computed by multiplying the closing market price of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($38.23), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2024. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

(7)	Payable pursuant to the Fifth Revised Jonas Agreement. Howard S. Jonas’ annual base salary was $250,000 as of July 31, 2024.

Pay vs. Performance

The following table presents compensation information for Shmuel Jonas, the Company’s Chief Executive Officer, and the average compensation information for the other individuals named in the summary compensation table, as well as certain measures relating to Company performance.

Fiscal Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Value of Initial Fixed $100 Investment Based On Peer Group’s Total Shareholder Return(5) ($)	Net Income ($)
Fiscal 2024	1,090,000	1,090,000		1,243,526	1,552,575	(6)	588.83	160.76	68,264,000
Fiscal 2023	1,075,425	1,075,425		1,095,435	1,083,516	(7)	364.36	123.63	44,366,000
Fiscal 2022	1,027,500	1,080,870	(8)	584,101	597,684	(9)	399.85	102.23	29,005,000
Fiscal 2021	1,144,500	1,144,500	(10)	671,833	671,833	(11)	764.87	143.91	96,891,000

(1)	Information provided for the last four fiscal years.

(2)	Shmuel Jonas, Chief Executive Officer, is the Principal Executive Officer (“PEO”).

(3)	Howard S. Jonas, Chairman, Bill Pereira, President and Chief Operating Officer, Marcelo Fischer, Chief Financial Officer, David Wartell, Chief Technology Officer, and Menachem Ash, Executive Vice President – Strategy and Legal Affairs, for Fiscal 2024, Fiscal 2023 and Fiscal 2022. Howard S. Jonas, Chairman, Bill Pereira, President and Chief Operating Officer, and Marcelo Fischer, Chief Financial Officer, for Fiscal 2021.

(4)	Calculated based on a hypothetical $100 investment beginning at market close on July 31, 2020.

(5)	Calculated based on a hypothetical $100 investment beginning at market close on July 31, 2020 in the S&P 500 Communication Services.

(6)	In Fiscal 2024, the average compensation actually paid to non-PEO NEOs was higher than the total amount disclosed in the Summary Compensation Table in the average amount of $309,049, due to the following:

(a)	an increase in the average amount of $179,681 ($898,405 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and deferred stock units awarded during Fiscal 2024 to the Non-PEO NEOs that did not vest during Fiscal 2024 based upon the closing price of our Class B Common Stock on July 31, 2024 (the last trading day of Fiscal 2023) of $38.23; see Outstanding Equity Awards at Fiscal Year-End, above;
(b)	an increase in the average amount of $297,500 ($1,487,498 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs awarded during Fiscal 2024 to the Non-PEO NEOs that vested during Fiscal 2024 based upon the closing price of our Class B Common Stock on the applicable date of vesting; see Option Exercises and Stock and Deferred Stock Units Vested, above;

(c)	an increase in the average amount of $285,220 ($1,426,101 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs outstanding and unvested on July 31, 2024 (the last trading day of Fiscal 2024, which had a closing price of our Class B Common Stock on such date of $38.23) as compared to the fair market value of such restricted shares of Class B Common Stock and DSUs that were outstanding and unvested on July 31, 2023 (the last trading day of Fiscal 2023, which had a closing price of our Class B Common Stock on such date of $23.63);
(d)	an increase in the average amount of $5,434 ($27,172 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs that vested during Fiscal 2024 (based on the closing price of our Class B Common Stock on such vesting date) as compared to the fair market value of such restricted shares of Class B Common Stock and DSUs that were outstanding and unvested on July 31, 2023 (the last trading day of Fiscal 2023, which had a closing price of our Class B Common Stock on such date of $23.63); and
(e)	a decrease in the average amount of $458,786 ($2,293,930 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs awarded during Fiscal 2024 to the Non-PEOs based upon the price of the Class B Common Stock at the applicable grant date; see Summary Compensation Table, above.

(7)	In Fiscal 2023, the average compensation actually paid to non-PEO NEOs was lower than the total amount disclosed in the Summary Compensation Table in the average amount of $11,919, due to the following:

(a)	an increase in the average amount of $466,487 ($2,332,436 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs awarded during Fiscal 2023 to the Non-PEO NEOs that did not vest during Fiscal 2023 based upon the closing price of our Class B Common Stock on July 31, 2023 (the last trading day of Fiscal 2023) of $23.63; see Outstanding Equity Awards at Fiscal Year-End, above;
(b)	an increase in the average amount of $46,314 ($231,570 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs awarded during Fiscal 2023 to the Non-PEO NEOs that vested during Fiscal 2023 based upon the closing price of our Class B Common Stock on the applicable date of vesting; see Option Exercises and Stock and Deferred Stock Units Vested, above. Excluded from this calculation are restricted shares of Class B Common Stock owned by Bill Pereira and Marcelo Fischer that were awarded in Fiscal 2023 for services provided in Fiscal 2022, see footnote 8 below; and
(c)	a decrease in the average amount of $524,720 ($2,623,200 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock and DSUs awarded during Fiscal 2023 to the Non-PEOs based upon the price of the Class B Common Stock at the applicable grant date; see Summary Compensation Table, above.

(8)	In Fiscal 2022, the compensation actually paid to Shmuel Jonas (PEO) was greater than the total amount disclosed in the Summary Compensation Table in the amount of $53,370, due to the following:

(a)	an increase in the amount of $319,620 related to the fair market value of restricted shares of Class B Common Stock awarded during Fiscal 2024 for services provided by Shmuel Jonas in Fiscal 2022 that vested upon grant based upon the closing price of our Class B Common Stock on the applicable date of vesting; see Option Exercises and Stock and Deferred Stock Units Vested, above; and
(b)	a decrease in the amount of $266,250 related to the fair market value of restricted shares of Class B Common Stock awarded during Fiscal 2024 for services provided by Shmuel Jonas in Fiscal 2022 based upon the price of the Class B Common Stock at the applicable grant date; see Summary Compensation Table, above.

(9)	In Fiscal 2022, the average compensation actually paid to non-PEO NEOs was higher than the total amount disclosed in the Summary Compensation Table in the average amount of $13,583, due to the following:

(a)	an increase in the average amount of $83,334 ($416,670 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock awarded during Fiscal 2023 for services provided by two non-PEO NEOs (Bill Pereira and Marcelo Fischer) in Fiscal 2022 that vested upon grant based upon the closing price of our Class B Common Stock on the applicable date of vesting; see Option Exercises and Stock and Deferred Stock Units Vested, above; and
(b)	a decrease in the average amount of $69,751 ($348,753 in the aggregate) related to the fair market value of restricted shares of Class B Common Stock awarded during Fiscal 2023 for services provided by two non-PEO NEOs (Bill Pereira and Marcelo Fischer) in Fiscal 2022 based upon the price of the Class B Common Stock at the applicable grant date; see Summary Compensation Table, above.

(10)	The value of a grant to Shmuel Jonas in Fiscal 2021 of 50 restricted shares of Class B common stock of net2phone 2.0, Inc., a subsidiary of the Company (“net2phone 2.0”), which represents 5% of the outstanding common stock of net2phone 2.0, was valued at the time of grant and assumed to not have changed value by the end of Fiscal 2021 as such shares were illiquid and did not vest by the end of Fiscal 2021.

(11)	The value of a grant to Howard S. Jonas (a non-PEO NEO) in Fiscal 2021 of 50 restricted shares of Class B common stock of net2phone 2.0, which represents 5% of the outstanding common stock of net2phone 2.0, was valued at the time of grant and assumed to not have changed value by the end of Fiscal 2021 as such shares were illiquid and did not vest by the end of Fiscal 2021.

The cash components of our executive compensation are based on a number of factors, including, in the case of bonus compensation, goals for the Company and for individual executive officers that are set early in the fiscal year by the Compensation Committee of our Board of Directors. Those goals typically include specific financial metrics as well as other qualitative and quantitative factors related to operational and other matters. Following the end of each fiscal year, management reports to the Compensation Committee regarding actual performance relative to the goals, the contribution of each executive officer related to the goals set for the Company and the relevant executive and other factors regarding the performance of the executive officers, and makes recommendations regarding various elements of compensation. The Compensation Committee then determines the compensation to be awarded.

Executive officers are also granted, from time to time, equity awards in securities of the Company or its subsidiaries to directly align their interests with those of our stockholders. Equity awards may include grants of restricted stock, options to purchase stock and deferred stock units which may have performance-based vesting criteria in addition to time-based vesting criteria.

While the specific factors that drive compensation decisions may not directly correlate with our net income or Total Shareholder Return, many of the criteria used tend to impact compensation as well as Total Shareholder Return and that contributes to the correlation shown in the table above.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company adopted the 2015 Plan and the 2024 Plan, pursuant to which options to purchase shares of Class B Common Stock, restricted shares of Class B Common Stock and deferred stock units may be awarded. The Company anticipates awarding options to purchase shares of Class B Common Stock, restricted shares of Class B Common Stock and deferred stock units to employees, officers, directors and consultants under the 2024 Plan.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company as of July 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	—	$—	442,800	(1)
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	442,800	(1)

(1)	Does not include shares of Class B Common Stock issuable pursuant to 147,540 outstanding DSUs that will be deducted from the 2015 Plan when the underlying shares of Class B Common Stock are issued on the DSUs’ vesting dates. The number of shares of Class B Common Stock to be issued on the DSUs’ vesting date will vary depending upon the market price of the Class B Common Stock. Please see Note 21 – Stock-Based Compensation to our Consolidated Financial Statements included in the Form 10-K.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Third Restated Certificate of Incorporation, the number of members of the Board of Directors is to be between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at six, including one ex-officio (non-voting) director who is to be appointed by the voting members of the Board, and there are currently six directors on the Board of Directors, including one ex-officio (non-voting) director. The current terms of all serving directors expire at the Annual Meeting. The Company’s Eighth Amended and Restated By-Laws enable the Board of Directors to appoint one or more ex-officio (non-voting) directors to serve on the Board. Bill Pereira was appointed ex-officio (non-voting) director on March 24, 2021 and has since served in that capacity. The stockholders are not being asked to vote on Mr. Pereira’s appointment as an ex-officio (non-voting) director.

The nominees for voting members of the Board of Directors are Eric F. Cosentino, Howard S. Jonas, Irwin Katsof, Judah Schorr and Elaine S. Yatzkan, each of whom has consented to be named in this proxy statement and to serve if elected.

Each of these director nominees is standing for election for a term of one year until the 2025 annual meeting of stockholders, or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. A majority of the votes cast for or against a director nominee at the Annual Meeting shall elect each voting director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the director nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills, including as to personal factors of nominees and the diverse perspectives that nominees may bring to their service on the Board and that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from September 2008 until May 2016. Rev. Cosentino was a member of the National Association of Corporate Directors (NACD) from March 2009 to 2021. Rev. Cosentino earned an NACD Governance Fellowship in 2014, when he completed NACD’s comprehensive program study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Rev. Cosentino served on the Board of Directors of a Company subsidiary, IDT Entertainment, until it was sold to Liberty Media in 2006. Rev. Cosentino was the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until his retirement in 2014. He began his ordained ministry in 1984 as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County, New Jersey. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. Rev. Cosentino has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal. Rev. Cosentino received a B.A. from Queens College and a M.Div. from General Theological Seminary, New York.

Key Attributes, Experience and Skills:

Rev. Cosentino has strong leadership skills, having served as the Rector of the Episcopal Church of the Divine Love in Montrose, New York, from 1987 until 2014. As Chairman of the Company’s Corporate Governance Committee, Rev. Cosentino has become well-versed in corporate governance issues by attending seminars and joining the National Association of Corporate Directors in March 2009. Rev. Cosentino’s long tenure as a director of the Company, as well as prior tenures with former Company subsidiaries Zedge and IDT Entertainment, brings extensive knowledge of our Company to the Board.

Howard S. Jonas founded IDT in August 1990, has served as Chairman of the Board of Directors since its inception and has served as its Chairman since September 2022. Mr. Jonas served as member of the Board of Directors from inception to December 2020, when he was appointed as an ex-officio (non-voting) member of the Board of Directors. In March 2021, Mr. Jonas was reappointed as a voting member of the Board of Directors. Mr. Jonas served as Chief Executive Officer of the Company from October 2009 through December 2013 and from December 1991 until July 2001. From January 2014 until November 2017, Mr. Jonas served as the Chief Executive Officer of Genie Energy Ltd., a former subsidiary of IDT that was spun off to stockholders in October 2011, and has served as Chairman of the Board of Directors of Genie Energy since the spin-off. From June 2016 to November 2016, Mr. Jonas served as the Chairman of the Board of Zedge, Inc., a former subsidiary of IDT that was spun off to stockholders in June 2016. Mr. Jonas has served as the Vice Chairman of Zedge, Inc. since November 2016. Mr. Jonas also has served as the Chairman of the Board of Rafael Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in March 2018, since the spin-off, and also as the Chief Executive Officer until May 2021. Mr. Jonas also has served as the Chairman of the Board of IDW Media Holdings, Inc., a former subsidiary of IDT, since it was spun off to stockholders in September 2009, and has been its Chairman since June 2022 and was its Chief Executive Officer from February 2019 through April 2020. Mr. Jonas has been a director of Rafael Pharmaceuticals, Inc. (f/k/a Cornerstone Pharmaceuticals) since April 2013 and was appointed Chairman of the Board in April 2016. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Howard S. Jonas brings tremendous knowledge of all aspects of our Company and each industry in which it is involved to the Board. Howard S. Jonas’ service as Chairman and Chairman of the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the businesses of the Company. In addition, having Howard S. Jonas on the Board provides our Company with effective leadership.

Irwin Katsof is a nominee for director. He is the founder and the President of Global Capital Associates, Inc. Irwin Katsof was the Co-Leader of the U.S. Commerce department 2008 Trade Mission to the Republic of Georgia with Under Secretary of Trade John Sullivan, U.S. Trade Representative Larry Walther and Director of Overseas Private Investment Corporation (OPIC) Robert Mosbacher Jr. In 2011, he was appointed by U.S. Secretary of Commerce Gary Locke and Ambassador Ron Kirk, the United States Trade Representative to serve on the U.S. Commerce Department Trade Advisory Board (ITAC 6) to advise the United States Government on International Trade Policy. In 2013, Mr. Katsof formed TradeMissions.Org, which has organized 85 international trade missions in partnership with the U.S. Department of Commerce to countries including Brazil, Canada, Switzerland, Germany, Israel, Singapore, India, the United Kingdom, Saudi Arabia, UAE, Bahrain and Hong Kong. From 2010 to 2020, Mr. Katsof was Executive Director of America’s Voices In Israel, which arranged trips to Israel for political leaders, celebrities and athletes. Mr. Katsof served as a director of IDW Media Holdings, Inc. (OTC: IDWM) from October 2010 through March 2023. Mr. Katsof received his B.A. in Psychology and Organizational Development from Loyola College — Concordia University, Montreal, his Rabbinical Ordination from Yeshivat Aish Hatorah, Jerusalem and his Masters in Transpersonal Psychology from Atlantic University. In 2024, Mr. Katsof is publishing his fourth book, a business memoir and self-help book entitled “Living Dangerously: How I tried to get Rich without losing my Soul.” Mr. Katsof also completed his Series 39 and 7 exams.

Key Attributes, Experience and Skills:

Mr. Katsof’s breadth of experience brings important perspectives to the Company’s Board. He has important contacts in the both the private and public sector. His skills in interpersonal relationships and working with disparate groups is useful in enabling the Company’s business units to work in a collaborative and mutually beneficial manner.

Judah Schorr has been a director of the Company since December 2006. Dr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has been its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is an attending physician at Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

Key Attributes, Experience and Skills:

Through Dr. Schorr’s career as an entrepreneur driving the growth of Judah Schorr MD PC and Chavrusa Realty Corp., he has obtained valuable business and management experience and brings important perspectives on the issues facing the Company. Dr. Schorr’s tenure as a member of the Board and its Compensation, Corporate Governance and Audit Committees brings useful compliance insights to the Board.

Elaine S. Yatzkan has served as a director of the Company since December 2023. Ms. Yatzkan received her B.A. from Barnard College, and her MSW and PhD degrees from the New York University School of Social Work. Elaine Yatzkan had a private practice of psychotherapy from 1973-2023 and served as the Director of Program Development for the Jewish Guild for the Blind from 1990-2010.

Key Attributes, Experience and Skills:

Elaine S. Yatzkan brings a different perspective to the Board than the current members due to her age and gender. She is active in promoting women to leadership roles and is committed to that goal. The Company believes that obtaining input from more diverse perspectives enhances the Board’s oversight of management and provides input on addressing different markets.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees and Executive Officers

The executive officers, directors, director nominees and Named Executive Officers of the Company are as follows:

Name	Age	Position
Shmuel Jonas	43	Chief Executive Officer and Named Executive Officer
Howard S. Jonas	68	Chairman, Chairman of the Board, Director, Director Nominee and Named Executive Officer
Bill Pereira	59	President, Chief Operating Officer, Ex-Officio (Non-Voting) Director and Named Executive Officer
Marcelo Fischer	57	Chief Financial Officer and Named Executive Officer
Joyce J. Mason	65	Executive Vice President, General Counsel and Corporate Secretary
David Wartell	45	Chief Technology Officer and Named Executive Officer
Menachem Ash	52	Executive Vice President of Strategy and Legal Affairs and Named Executive Officer
Mitch Silberman	56	Chief Accounting Officer and Controller
Nadine Shea	53	Executive Vice President of Global Human Resources
Michael Chenkin	73	Director
Eric F. Cosentino	67	Director and Director Nominee
Irwin Katsof	69	Director Nominee
Judah Schorr	72	Director and Director Nominee
Elaine S. Yatzkan	91	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers, except Howard S. Jonas, whose information is set forth above in Proposal No. 1:

Shmuel Jonas has served as Chief Executive Officer of the Company since January 2014. Mr. Jonas served as Chief Operating Officer of the Company from June 2010 through December 2013. Mr. Jonas joined the Company in June 2008 and served as a Vice President until June 2009 when he was elected to serve as the Company’s Vice President of Operations. Since 2004, Mr. Jonas has been the managing member of Arlington Suites, a thirty million dollar mixed-use ground up development project in Bronx, New York. In addition, Mr. Jonas was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from October 2010 until May 2016. From 2006 through 2008, Mr. Jonas was a partner in a 160-unit garden apartment complex in Memphis, Tennessee. Between 2004 and 2005, Mr. Jonas owned and operated various businesses in the food industry, including BID Distribution, a distributor and marketer of frozen desserts to grocery stores and food service operations.

Bill Pereira served as a voting member of the Company’s Board of Directors from October 31, 2011 to March 2021, when he was appointed as an ex-officio (non-voting) member of the Board of Directors. Mr. Pereira has also served as President and Chief Operating Officer of the Company since January 1, 2018. Mr. Pereira served as the Chief Executive Officer and President of IDT Telecom from October 31, 2011 to December 31, 2017. Mr. Pereira served as Chief Financial Officer of the Company from January 2009 until October 2011, and served as the Treasurer from January 2009 to December 2010. Previously, he served as Executive Vice President of Finance for the Company from January 2008 to January 2009. Mr. Pereira initially joined the Company in December 2001 when the Company bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Company, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006 when he was named a Senior Vice President of the Company responsible for financial reporting, budgeting and planning. Prior to joining the Company, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a B.S. from Rutgers University and an M.B.A. from the New York University Stern School of Business.

Marcelo Fischer has served as the Company’s Chief Financial Officer since June 3, 2019 and as Chief Financial Officer of IDT Telecom since June 2007. Mr. Fischer served as Senior Vice President–Finance (the Company’s principal financial officer position) from October 31, 2011 to June 2019. Mr. Fischer also served as the Company’s Senior Vice President of Finance from March 2007 to June 2007. Mr. Fischer served as the Company’s Chief Financial Officer and Treasurer from June 2006 to March 2007, as the Company’s Controller from May 2001 until June 2006 and as Chief Accounting Officer from December 2001 until June 2006. Prior to joining the Company, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001. From 1998 through 1999, Mr. Fischer was the Controller of the Consumer International Division of Revlon, Inc. From 1991 through 1998, Mr. Fischer held various accounting and finance positions at Colgate-Palmolive Corporation. Mr. Fischer, a Certified Public Accountant, received a B.A. from the University of Maryland and an M.B.A. from the New York University Stern School of Business.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company from its inception. Ms. Mason also served as a director of the Company from its inception until December 2006. In addition, Ms. Mason was a director of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016, from September 2008 until May 2016, and she also served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Ms. Mason has served as the Corporate Secretary of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Ms. Mason has also served as a director of Genie Energy Ltd., a former subsidiary of the Company that was spun off to stockholders in October 2011, since May 2021. Ms. Mason has served as Corporate Secretary of IDW Media Holdings, Inc. since March 2023 and, prior to that from September 2019 to March 2023 as its Assistant Corporate Secretary. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 as Director of Financial Reporting until his promotion to Assistant Controller in October 2003. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP, where he served in the firm’s Biotechnology and Pharmaceutical practice. Prior to KPMG, Mr. Silberman worked for Grant Thornton LLP, serving in the firm’s Telecommunications, Service and Technology practice. Mr. Silberman, a Certified Public Accountant, received a Bachelor of Science in Accounting from Brooklyn College.

Menachem Ash has served as the Company’s Executive Vice President of Strategy and Legal Affairs since October 2012. Mr. Ash served as the managing attorney of the Company’s legal department from June 2011 to October 2012. Mr. Ash has served as senior counsel to several IDT divisions since he joined the Company in July 2004, including IDT Telecom and IDT Carmel. Mr. Ash served as President of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017 to September 2021. Prior to joining the Company, Mr. Ash served as General Counsel to Telstar International, Inc., a telecommunications services provider. Mr. Ash also worked at KPMG as a senior associate in its tax group focusing on financial services and technology companies. He is a graduate of Brooklyn College and the Benjamin N. Cardozo School of Law.

Nadine Shea has served as the Company’s Executive Vice President of Global Human Resources since September 2019. Ms. Shea joined the Company in May 2000 as Associate General Counsel and held various senior counsel roles at the Company. Prior to joining the Company, Ms. Shea worked in private legal practice. Ms. Shea received a B.A. in Criminal Justice from the University of Maryland and a J.D. from New York Law School.

David Wartell has been the Chief Technology Officer of the Company since March 2018 and the Executive Vice President – Technology of IDT Telecom since June 2017. Mr. Wartell brings 20 years of operational experience in enterprise and cloud technology to the Company. Prior to joining the Company, he was Executive Vice President of Idera Inc., one of the largest private B2B software vendors in the world, with products evangelized by millions of community members, and more than 50,000 customers. Previously he was founder and CEO of R1soft.com, a leading provider of cloud backup and disaster recovery software. Earlier in his career, he ran operations for some of the largest cloud service providers in the world. Mr. Wartell received a B.S. in Computer Engineering from Michigan State University.

Relationships among Directors, Director Nominees and Executive Officers

Howard S. Jonas and Joyce J. Mason are brother and sister. Howard S. Jonas and Shmuel Jonas are father and son. Joyce J. Mason and Shmuel Jonas are aunt and nephew. Howard S. Jonas and Elaine S. Yatzkan are son-in-law and mother-in-law. Shmuel Jonas and Elaine S. Yatzkan are grandson and grandmother. There are no other familial relationships among any of the directors, director nominees or executive officers of the Company.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Company is asking its stockholders to cast an advisory vote on the compensation of the “Named Executive Officers” identified in the Fiscal 2024 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. This vote is advisory and not binding on the Company; however, it will provide feedback concerning its executive compensation program.

As noted in the Compensation Discussion and Analysis included in the “Executive Compensation” section of this Proxy Statement, the Compensation Committee believes that the Company’s executive compensation program implements and achieves the goals of its executive compensation philosophy. That philosophy, which is set by the Compensation Committee, is designed to attract and retain qualified and motivated personnel and align their interests with the short-term and long-term goals of the Company and with the best interests of its stockholders. The Company’s compensation philosophy is to provide compensation to attract the individuals necessary for its current needs and growth initiatives and provide them with the proper incentives to motivate those individuals to achieve its long-term plans.

The three broad components of the Company’s executive officer compensation are base salary, annual cash incentive bonuses awards, and long-term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of the Company’s overall compensation policy. Additionally, the Compensation Committee, in conjunction with our Board of Directors, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. The Compensation Committee believes that the Company’s current compensation plans are competitive and reasonable.

Further details concerning how we implement the Company’s philosophy and goals, and how it applies the above principles to its compensation program, are provided in the Compensation, Discussion and Analysis above. In particular, it is discussed how the Company’s set compensations targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

The compensation of the Named Executive Officers was set by the Company’s Compensation Committee of the Board of Directors of the Company after discussions with management about the recommended levels and components of compensation for each of the individuals.

Stockholders are urged to read the Compensation, Discussion and Analysis and other information in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that the Company’s executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of IDT Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote. The Compensation Committee will consider stockholders’ concerns and take them into account in future determinations concerning the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE RESOLUTION.

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

In addition to seeking a stockholders’ advisory vote on the compensation of the Named Executive Officers, the Company is asking its stockholders to express a preference as to how frequently future advisory votes on executive compensation should take place. As required by Section 14A of the Securities Exchange Act of 1934, the Company is giving stockholders the opportunity to express a preference to cast such advisory votes annually, every two years or every three years; stockholders also have the option to abstain from voting on this matter. For the reasons discussed below, the Board of Directors recommends that advisory votes on executive compensation take place every three years.

The Board believes that a vote every three years provides adequate assurance that the Board of Directors and the Compensation Committee remain accountable for executive compensation decisions on a frequent basis.

Accordingly, the Company’s Board believes that an advisory vote every three years is preferable, as it would foster a long-term approach to evaluating the Company’s executive compensation program while maintaining accountability for executive compensation decisions. If a plurality of the votes cast on this matter at the Annual Meeting is cast in favor of advisory votes on executive compensation every three years, the Company would adopt this approach. On this basis, the next advisory vote on executive compensation, would take place at the Company’s 2027 Annual Meeting.

Although the frequency vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Board and the Compensation Committee will consider stockholders’ views and take them into account in determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT

“THREE YEARS” ON THE PROPOSAL CONCERNING THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025

Grant Thornton LLP is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since January 28, 2020. Grant Thornton LLP was the Company’s independent registered public accounting firm for Fiscal 2023 and Fiscal 2024.

The Company is not asking stockholders to ratify at the Annual Meeting the appointment of Grant Thornton LLP or any other firm as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025.

We expect that representatives for Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Grant Thornton LLP for the period from August 1, 2022 to July 31, 2024.

Fiscal Years Ended July 31	2024	2023
Audit Fees(1)	$1,578,624	$1,547,375
Audit-Related Fees(2)	-	-
Tax Fees(3)	45,468	38,660
All Other Fees(4)	7,577	7,700
Total	$1,631,669	$1,593,735

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements included in the Form 10-K and reviews of financial statements included in the Company’s Form 10-Qs, for the audits of the effectiveness of the Company’s internal controls over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements.

(2)	There were no Audit-Related Fees for Fiscal 2023 or Fiscal 2024.

(3)	Tax Fees consist of fees for tax compliance and tax preparation related to three of the Company’s subsidiaries in Fiscal 2023 and Fiscal 2024.

(4)	In Fiscal 2023 and Fiscal 2024, All Other Fees included fees relating to the support with statutory filings of a foreign subsidiary.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton, LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2024 and Fiscal 2023.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s (“PCAOB”) and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s purpose is more fully described in its charter, which can be found on the Company’s website at www.idt.net/investors-and-media/governance. The Audit Committee reviews its charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Michael Chenkin qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and to the Company’s management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, for example, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets.

The Company’s independent registered public accounting firm for Fiscal 2024, Grant Thornton LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets each quarter with Grant Thornton LLP and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings releases. The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. The Company’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and the Company’s management that firm’s independence. In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Grant Thornton LLP. Pre-approval includes audit services, audit-related services, tax services and other services.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2024, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2024. The Committee has also reviewed and discussed with Grant Thornton LLP the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Michael Chenkin, Chairman
Eric F. Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2025 Annual Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2025 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 5, 2025. In addition, any stockholder proposal submitted with respect to the Company’s 2025 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and relevant interpretations thereof and other guidance related thereto will not be included in the relevant proxy materials and will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary after September 22, 2025.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 14, 2025, or not later than the date that is 60 days prior to the one-year anniversary of the Annual Meeting if such meeting takes place on any day other than December 12, 2025.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for Fiscal 2024 may be obtained by contacting Bill Ulrey, Vice President–Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President–Investor Relations and External Affairs, at 520 Broad Street, Newark, New Jersey 07102, or may be requested through the Get In Touch section of our website: https://www.idt.net/investors-and-media.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 1, 2024
Joyce J. Mason
Executive Vice President, General Counsel and Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation

Stockholders Meeting to be Held on December 12, 2024:

The Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report are available at:

www.idt.net/investors-and-media

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES, “FOR” PROPOSAL 2 AND FOR “THREE YEARS” ON PROPOSAL 3

		FOR	AGAINST	ABSTAIN			FOR	AGAINST		ABSTAIN
1.	Election of Directors: NOMINEES:				2.	Advisory vote on executive compensation.	☐	☐		☐

	Eric F. Cosentino	☐	☐	☐
	Howard S. Jonas	☐	☐	☐
	Irwin Katsof	☐	☐	☐
	Judah Schorr	☐	☐	☐
	Elaine S. Yatzkan	☐	☐	☐
							1 yr	2 yr	3 yr	ABSTAIN
					3.	Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IDT CORPORATION

520 Broad Street, Newark, New Jersey 07102

(973) 438-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 12, 2024

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the Offices of IDT Corporation, 520 Broad Street, Newark, New Jersey 07102 on December 12, 2024 at 11:00 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTEED “FOR” THE LISTED NOMINEES, “FOR” PROPOSAL 2 AND FOR “THREE YEARS” ON PROPOSAL 3 LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 12, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting.
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER _______________
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.	ACCOUNT NUMBER _______________

↓ Please detach along perforated line and mail in the envelope provided you are not voting via the Internet. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE LISTED NOMINEES, “FOR” PROPOSAL 2 AND FOR “THREE YEARS” ON PROPOSAL 3

		FOR	AGAINST	ABSTAIN			FOR	AGAINST		ABSTAIN
1.	Election of Directors: NOMINEES:				2.	Advisory vote on executive compensation.	☐	☐		☐

	Eric F. Cosentino	☐	☐	☐
	Howard S. Jonas	☐	☐	☐
	Irwin Katsof	☐	☐	☐
	Judah Schorr	☐	☐	☐
	Elaine S. Yatzkan	☐	☐	☐
							1 yr	2 yr	3 yr	ABSTAIN
					3.	Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.